SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C.  20549



                                       FORM T-1

                         STATEMENT OF ELIGIBILITY UNDER THE
                            TRUST INDENTURE ACT OF 1939
                    OF A CORPORATION DESIGNATED TO ACT AS TRUSTEE

              CHECK IF AN APPLICATION TO DETERMINE ELIGIBILITY OF A
                      TRUSTEE PURSUANT TO SECTION 305(B)2)......[ ]

                             FIRST AMERICAN NATIONAL BANK
                (Exact name of trustee as specified in its charter)

            Not Applicable                             62-0854774
     (Jurisdiction of incorporation                   (I.R.S. Employer
            or organization                          Identification Number)
      if not a U.S. national bank)

        400 First American Center
           Nashville, Tennessee                          37203-0403
   (Address of principal executive offices)              (Zip Code)

                                  Not Applicable
               (Name, address and telephone number of Agent for service)



                                 CAROLINA FIRST CORPORATION
                   (Exact name of obligor as specified in its charter)

             South Carolina                      57-0824914
    (State of other jurisdiction of           (I.R.S. Employer
     incorporation or organization)        Identification Number)

         102 South Main Street
       Greenville, South Carolina                   29601
(Address of principal executive offices)          (Zip Code)



                       CAROLINA FIRST CORPORATION
             $             % Subordinated Notes Due 2005
                   (Title of the indenture securities)

                                  GENERAL



ITEM 1.   General Information.

          Furnish the following information as to the trustee --

          a) Name and address of each examining or supervising authority to which it is subject.

                    Office of the Comptroller of the Currency
                    Marquis One Tower, Suite 600
                    245 Peachtree Center Avenue, N.E.
                    Atlanta, Georgia  30303

          (b) Whether it is authorized to exercise corporate trust powers.

               The trustee is authorized by its Articles of Association to exercise Corporate Trust powers.

ITEM 2.   Affiliations with the obligor.

          If the obligor is an affiliate of the trustee, describe each such affiliation.

               Obligor is not an affiliate of the trustee.

ITEM 3.   Voting Securities of the Trustee.

               No response required pursuant to paragraph B. of General Instructions to Form T-1.

ITEM 4.   Trusteeships under Other Indentures.

               No response required pursuant to paragraph B. of General Instructions to Form T-1.

ITEM 5. Interlocking directorates and similar relationships with the obligor or underwriters.

               No response required pursuant to paragraph B. of General Instructions to Form T-1.

ITEM 6. Voting securities of the trustee owned by the obligor or its officials.

               No response required pursuant to paragraph B. of General Instructions to Form T-1.

ITEM 7. Voting securities of the trustee owned by underwriters or their officials.

               No response required pursuant to paragraph B. of General Instructions to Form T-1.

ITEM 8.   Securities of the obligor owned or held by the trustee.

               No response required pursuant to paragraph B. of General Instructions to Form T-1.

ITEM 9. Securities of underwriters owned or held by the trustee.

               No response required pursuant to paragraph B. of General Instructions to Form T-1.

ITEM 10. Ownership or holdings by the trustee of voting securities of certain affiliates or security holders of the obligor.

               No response required pursuant to paragraph B. of General Instructions to Form T-1.

ITEM 11. Ownership or holdings by the trustee of any securities of a person owning 50 percent or more of the voting securities of the obligor.

               No response required pursuant to paragraph B. of General Instructions to Form T-1.

ITEM 12.  Indebtedness of the Obligor of the Trustee.

               No response required pursuant to paragraph B. of General Instructions to Form T-1.

ITEM 13.  Default by the Obligor.

               No response required pursuant to paragraph B. of General Instructions to Form T-1.

ITEM 14.  Affiliations with the Underwriters.

               No response required pursuant to paragraph B. of General Instructions to Form T-1.

ITEM 15.  Foreign Trustee.

               No response required pursuant to paragraph B. of General Instructions to Form T-1.

ITEM 16.  List of Exhibits.

          List below all exhibits filed as part of this statement of eligibility.

          EXHIBIT 1. A copy of articles of association of the trustee as now in effect.

          EXHIBIT   2.   A copy of the certificate of authority
                         of the trustee to commence business, if
                         not contained in the articles of
                         association.

                         Not Applicable.

          EXHIBIT 3. A copy of the authorization of the trustee to exercise corporate trust powers, if such authorization is not contained in the documents specified in paragraph (l) or (2) above.

                         Not Applicable.

          EXHIBIT   4.   A copy of the existing by-laws of the
                         trustee, or instruments corresponding
                         thereto.

          EXHIBIT   5.   A copy of each indenture referred to in
                         Item 4, if the obligor is in default.

                         Not applicable.

          EXHIBIT   6.   The consents of United States
                         institutional trustees required by
                         Section 321(b) of the Act.

          EXHIBIT 7. A copy of the latest report of condition of the trustee published pursuant to law or the requirements of its supervising or examining authority.

          EXHIBIT   8.   A copy of any order pursuant to which
                         the foreign trustee is authorized to act as sole trustee under indentures qualified or to be qualified under the Act.

                         Not applicable.

          EXHIBIT   9.   Foreign trustees are required to file a
                         consent to service of process on Form
                         F-X.

                         Not applicable.


                              NOTE

In answering any item in this statement of eligibility that relates to matters peculiarly within the knowledge of the obligor or underwriters, the Trustee has relied upon the information furnished to it by the obligor and underwriters and the Trustee disclaims responsibility for the accuracy or competence of such information.


                            SIGNATURE

Pursuant to the requirements of the Trust Indenture Act of 1939, the trustee, First American National Bank, a national banking association organized and existing under the laws of the United States of America, has duly caused this statement of eligibility to be signed on its behalf by the undersigned, thereunto duly authorized, all in the City of Nashville and State of Tennessee, on the 25th day of April, 1995.



                              FIRST AMERICAN NATIONAL BANK


                              By: (Signature of Caroline R. Oakes)
                                   Caroline R. Oakes
                                   Vice President

                                 EXHIBIT 1

                   A COPY OF ARTICLES OF ASSOCIATION
                     OF THE TRUSTEE AS NOW IN EFFECT

                         ARTICLES OF ASSOCIATION OF
                        FIRST AMERICAN NATIONAL BANK
                            NASHVILLE, TENNESSEE


                       (As Amended December 16, 1993)




First. The title of this Association shall be "First American National Bank."


      Second. The main office shall be in Nashville, Davidson County, Tennessee. The general business of the Association shall be conducted at its main office and its legally established branches.


      Third. The Board of Directors of this Association shall consist of not less than five nor more than twenty-five members. At any meeting of the shareholders held for the purpose of electing Directors, or changing the number thereof, the number of Directors may be determined by a majority of the votes cast by the shareholders in person or by proxy. A majority of the Board of Directors shall be necessary to constitute a quorum for the transaction of business at any Directors' meeting. The Board of Directors by the vote of a majority of the full Board may between annual meetings of shareholders increase the membership of the Board and by like vote appoint qualified persons to fill vacancies whenever and however created.


      Fourth. The regular annual meeting of the shareholders of this Association shall be held at its main banking house, or other convenient place duly authorized by the Board of Directors, on such day of each year specified therefor in the By-Laws, at which meeting a Board of Directors shall be elected; but, if no such election shall be held on that day, it may be held at any regular adjournment thereof or at a subsequent special meeting called in accordance with the provisions of the laws of the United States.


      Fifth. The amount of capital stock of this Association shall be Seventy-five Million Dollars ($75,000,000) divided into 7,500,000 shares of common stock of the par value of Ten Dollars ($10.00) each; but said capital stock may be increased or decreased from time to time, in accordance with the provisions of the laws of the United States.


      If the capital stock is increased by the sale of additional shares thereof, each shareholder shall be entitled to subscribe for such additional shares in proportion to the number of shares of said capital stock owned by him at the time the increase is authorized by the shareholders, unless another time subsequent to the date of the shareholders' meeting is specified in a resolution adopted by the shareholders at the time the increase is authorized. The Board of Directors shall have the power to prescribe a reasonable period of time within which the preemptive rights to subscribe to the new shares of capital stock must he exercised. If the capital stock is increased by a stock dividend, each shareholder shall be entitled to his proportionate amount of such Increase in accordance with the

                                  ARTICLES OF ASSOCIATION OF
                                FIRST AMERICAN NATIONAL BANK
                                     NASHVILLE, TENNESSEE


                                (As Amended December 16, 1993)




number of shares of capital stock owned by him at the time the increase is authorized by the shareholders, unless another time subsequent to the date of the shareholders' meeting is specified in a resolution adopted by the shareholders at the time the increase is authorized.


      Sixth. The Board of Directors shall appoint one of its members President of this Association. The Board of Directors shall have the power to appoint one or more Vice Presidents, a Cashier and such other officers and employees as may be required to transact the business of this Association; to fix the salaries to be paid to such officers and employees of this Association, and to dismiss any of such officers or employees and appoint others to take their place.


      The Board of Directors shall have the power to define the duties of officers and employees of this Association and to require adequate bonds from them for the faithful performance of their duties; to make all By-Laws that may be lawful for the general regulation of the business of this Association and the management of its affairs, and generally to do and perform all acts that may be lawful for a Board of Directors to do and perform.


      The Board of Directors shall have the power to change the location of the main office of this Association to any other place subject to the affirmative vote of the holders of 2/3 of the issued and outstanding capital stock of the Association, and the approval of the Comptroller of the Currency, if required; and shall also have the power to establish, discontinue, or change the location of any branch or branches of this Association to any other location, without the approval of the shareholders of this Association, but subject to the approval of the Office of the Comptroller of the Currency, if required.


      Seventh. The corporate existence of this Association shall continue until terminated in accordance with the laws of the United States.


      Eighth. The Board of Directors of this Association, or any shareholder(s) owning, in the aggregate, not less than twenty five per centum (25%) of the stock of this Association, may call a special meeting of shareholders at any time.


      Unless otherwise provided by the laws of the United States, or specifically waived, a notice of the time, place, and purpose of every regular, annual, and every special meeting of the shareholders shall be given by first class mail, postage prepaid, mailed at least ten

                                   ARTICLES OF ASSOCIATION OF
                                 FIRST AMERICAN NATIONAL BANK
                                      NASHVILLE, TENNESSEE


                                (As Amended December 16, 1993)




days prior to the date of such meeting to each shareholder of record at his address as shown upon the books of this Association, provided however, that the Board of Directors shall have the power to prescribe a shorter notice period, and the manner in which said notice will be given in the case of a special meeting.


      Subject to the provisions of the laws of the United States, these Articles of Association may be amended at any meeting of the shareholders for which adequate notice has been given, by the affirmative vote of the owners of a majority of the stock of this Association, voting in person or by proxy.


      Ninth. Any director, officer, employee or their heirs, executors, or administrators may be indemnified or reimbursed by the Association for reasonable expenses actually incurred in connection with actions to which the directors, officers or employees are parties or potential parties by reason of the performance of their official duties to the fullest extent permissible under the laws of the United States from time to time in effect.


      Notwithstanding the foregoing or any provision contained herein to the contrary, the Association shall not indemnify any officer, director or employee against expenses, penalties or other payments incurred in an administrative proceeding or action instituted by an appropriate bank regulatory agency which proceeding or action results in a final order assessing civil money penalties or requiring affirmative action by an individual or individuals in the form of payments to the Association to the extent expressly prohibited under 12 C.F.R. Part 7, (Section Mark)7.5217 or otherwise under the laws of the United States.


      The Association may, upon affirmative vote of a majority of its board of directors, purchase insurance to indemnify its directors, officers, and other employees to the extent that such indemnification is allowed in these Articles of Association, exclusive of insurance coverage for a formal order assessing civil money penalties against a director or employee in his or her capacity as such to the extent that the purchase of such coverage is expressly prohibited under 12 C.F.R. Part 7, (Section Mark)7.5217 or otherwise under the laws of the United States. Such insurance may, but need not, be for the benefit of all directors, officers, or employees.

                                    EXHIBIT 4

                 A COPY OF THE EXISTING BY-LAWS OF THE TRUSTEE,
                      OR INSTRUMENTS CORRESPONDING THERETO

                              BY-LAWS
                                OF
                   FIRST AMERICAN NATIONAL BANK
                       NASHVILLE, TENNESSEE

                   (herein sometimes the "Bank")

                     Effective March 16, 1995


                             ARTICLE I

                     Meetings of Shareholders


      Section 1.1.  Annual Meeting.   The regular meeting of the
shareholders for the election of directors and the transaction of whatever other business may properly come before the meeting, shall be held at a designated office of the Bank in Nashville, Tennessee, at 1:00 p.m., on the fourth Thursday in April of each year, or at such other date, time and place as the Board of Directors (hereinafter sometimes referred to as the "Board") may designate.

     Section  1.2.    Special  Meetings.     Except  as  otherwise
specifically provided by statute, special meetings of the shareholders may be called for any purpose at any time by the Board or by the holders of not less than twenty-five percent of the stock of the Bank entitled to vote at such meeting.

     Section 1.3.  Notice of Meetings.   Notice of the time, place
and purpose of every annual or special meeting of shareholders, unless waived, shall be mailed postage prepaid, at least ten days prior to the date set for the meeting, addressed to each shareholder of record at the close of business on the record date established for such meeting, at his address appearing on the records of the Bank; provided however, that if in the discretion of the Board, a shorter notice period is advisable in the case of a special meeting, at least twenty-four hours notice shall be given, and may be given by telephone, telegraph or in person.

     Section 1.4.  Manner of Acting.   The act of the majority of
the shareholders shall, unless otherwise provided by law, be the act of the Bank. Any action required or permitted to be taken at a meeting of shareholders, may be taken without a meeting, if a consent in writing, setting forth the action so taken, shall be signed by all of the shareholders of record on the date the consent
is signed.   Such written consent shall have the same force and
effect as a unanimous vote.

     Section l.5.   Nominations for Director.    Nominations for
election to the Board may be made by the Board or by any shareholder of any outstanding class of capital stock of the Bank entitled to vote for the election of directors. Nominations, other than those made by or on behalf of the existing management of the Bank, shall be made in writing and shall be delivered or mailed to the President of the Bank and to the Comptroller of the Currency, Washington, D.C. not less than 10 days nor more than 20 days prior to any meeting of shareholders held for the election of directors. Written notice of a nomination shall contain the following information to the extent known to the notifying shareholder: (a) the name and address of each proposed nominee; (b) the principal occupation of each proposed nominee; (c) the total number of shares of capital stock of the Bank that will be voted for each proposed nominee; (d) the name and residence address of the notifying shareholder; and (e) the number of shares of capital stock of the Bank owned by the notifying shareholder. Nominations not made in accordance herewith may, in his discretion, be disregarded by the Chairman of the meeting and, upon his instructions, the vote tellers may disregard all votes cast for each such nominee. In the event the same person is nominated by more than one shareholder, the nomination shall be honored and all shares shall be counted if at least one nomination for that person complies with the provisions of this paragraph.

     Section 1.6.  Voting.   Each shareholder shall be entitled to
cast one vote for each share of stock registered in his name on the records of the Bank, on the record date established for the meeting. Except as otherwise provided by law or by the Articles of Association, all matters shall be determined by a majority of the votes cast.

     Section 1.7.  Proxies.   Shareholders may vote at any meeting
of the shareholders by proxies duly authorized in writing, but no officer or employee of the Bank shall act as proxy. Proxies shall be valid only for one meeting, to be specified therein, and any adjournments of such meeting. Proxies may be obtained in advance of a meeting, shall be dated and shall be filed with the records at such meeting.

     Section  1.8.    Organization.       At  every  meeting  of
shareholders, the Chairman of the Board, a Vice Chairman, or the President shall preside as Chairman of the meeting and the Cashier or other officer or director shall act as Secretary. A full record of each meeting shall be made by the secretary and such minutes
shall be retained in the records of the Bank.   At every annual
meeting the Chief Executive Officer shall report on the operations of the Bank during the preceding year.

     Section 1.9.  Judges of Election.   The Board of Directors or
the officer presiding at the annual meeting may appoint one or more judges of election as such appointing authority shall deem necessary to assure the proper holding of the election of directors; and the judge or judges so appointed shall, after the election has been held, certify the result thereof, giving the names of directors. In the event the judge or judges of election shall be appointed by the Board in advance of the annual meeting and shall for any reason fail or be unable to serve, a substitute judge or judges may be appointed at any time prior to the election by either the Board or by the officer presiding at the annual meeting.

     Section 1.10.  Quorum.   A majority of the outstanding stock,
represented in person or by proxy, shall constitute a quorum at any meeting of shareholders, unless otherwise provided by law; but less than a quorum may adjourn any meeting, from time to time, and the meeting may be held, as adjourned, without further notice.



                            ARTICLE II

                             Directors


     Section 2.1. Board of Directors. The Board shall have power to manage and administer the business and affairs of the Bank.
Except as expressly limited by law, all corporate power of the Bank shall be vested in and may be exercised by said Board.

     Section 2.2.  Number.   The Board shall consist of not less
than five or more than twenty-five members, who shall be shareholders if required by law, the exact number within such minimum and maximum limits to be fixed and determined from time to time by resolution of a majority of the full Board or by resolution of the shareholders at any meeting thereof; provided, however, that a majority of the full Board of Directors may increase the number of directors (and appoint persons to fill such positions) to a number which (i) exceeds by no more than two the number of directors last elected by shareholders where such number was fifteen or less; and (ii) to a number which exceeds by no more than four the number of directors last elected by shareholders where such number was sixteen or more, but in not event shall the number of directors exceed twenty-five.

     Section 2.3. Regional, City, Advisory or Senior Directors. In the discretion of the Board of Directors of the Bank, or the Chairman of the Board and the President, there may be Boards designated as Regional, City, Advisory or Senior Boards, the members of which shall be elected at one time, or from time to time, by the Board of Directors of the Bank or appointed by the Chairman of the Board and the President of the Bank, and the tenure of office of such directors shall be at the will of the Board of Directors or the Chairman and the President as the case may be. These directors shall not be entitled to vote, but shall perform such duties, if any, as may from time to time be required of them by the Board of Directors or the Chairman and the President.

     Section 2.4.  Regular Meetings.

     A regular meeting of the Board shall be held immediately after the annual meeting of shareholders. A majority of the entire Board may provide, by resolution, the time and place for the holding of
additional regular meetings.   Such regular meetings may be held
without notice of the time, place and purpose thereof.

     Section 2.5.   Special Meetings.    Special Meetings may be
called by the Chairman of the Board,  a Vice Chairman,  or the
President or any three directors.   Notice by mail of at least
forty-eight hours or by telephone or in person or by telegraph of at least twenty-four hours shall be given of every special meeting. If mailed, such notice shall be deemed to be delivered when deposited in the United States mail, so addressed, with postage prepaid thereon. If notice be given by telegram, such notice shall be deemed to be delivered when the telegram, so addressed is delivered to the telegraph company. Any director may waive notice of any meeting before, at or after such meeting, and the attendance of a director at a meeting shall constitute a waiver of notice of such meeting, except where a director attends for the express purpose of objecting to the transaction of business thereat on the ground that the meeting was not lawfully called or convened.

     Section 2.6.  Compensation.   The directors may be paid their
expenses, if any, of attendance at each meeting of the Board and each meeting of a committee, and may, in addition, be paid a fixed sum for serving as a Director and for attendance at each such meeting. No such payment shall preclude any director from serving the Bank in any other capacity and receiving compensation therefor; provided however, that no director who is also an officer (other than one holding an honorary position) shall be compensated in addition to his normal salary.

     Section 2.7.   Quorum.    A majority of the directors shall
constitute a quorum at any meeting, except when otherwise provided by law; but a less number may adjourn any meeting, from time to time, and the meeting may be held, as adjourned, without further notice.

     Section 2.8.  Manner of Acting.   The act of the majority of
the directors present at a meeting at which a quorum is present shall, unless otherwise provided by law or these By-Laws, be the act of the Board. Directors may participate in any meetings, or the meeting may be conducted by means of communications equipment whereby all persons participating can simultaneously hear each
other.   A director participating in a meeting by this means is
deemed to be present in person at the meeting. Any action required or permitted to be taken at a meeting of directors, may be taken without a meeting if a consent in writing, setting forth the action so taken, shall be signed by all of the directors. Such written consent shall have the same force and effect as a unanimous vote.

     Section 2.9.  Presumption of Assent.   A director of the Bank
who is present at a meeting of the Board at which action on any Bank matter is taken shall be presumed to have assented to the action taken unless his dissent shall be entered in the minutes of the meeting, or unless he shall file his written dissent to such action with the person acting as Secretary of the meeting before the adjournment thereof.

     Section 2.10.  Vacancies.   When any vacancy occurs among the
directors (including any vacancy resulting from increasing the Board by resolution of the directors in accordance with Section
2.2. of these By-Laws) the remaining members of the Board, in accordance with the laws of the United States, may appoint a director to fill such vacancy at any regular meeting of the Board, or at a special meeting called for that purpose.

     Section 2.11. Age Limitations on Directors. No person shall be elected or reelected a Director of the Bank after he reaches age seventy (70), except that a Director who is also serving as a Director of First American Corporation may be elected, or reelected, as a Director of the Bank without regard to age.



                            ARTICLE III

                            Committees


     Section 3.1.   Executive Committee.     There shall be an
Executive Committee of the Board consisting of (i) the Chairman,
(ii) the President, (iii) such other directors who shall be elected by the Board, and (iv) additional directors as may be selected by the Chairman of the Committee to serve on a quarterly basis and to be succeeded by other directors to the end that all directors, if available, may serve on the Executive Committee from time to time
on a quarterly basis.   The Board shall appoint from among the
members of the Committee a chairman thereof, who shall preside at meetings of the Committee and shall direct its work. Except for
matters which cannot by law be delegated by the   Board,  the
Executive Committee shall have all the powers of the Board in the management and conduct of the business and affairs of the Bank in the intervals between meetings of the Board.

     Section 3.2.   Audit Committee.    There shall be an Audit
Committee composed of not less than three directors elected by the Board, none of whom shall be officers employed on a regular full-time basis by the Bank or by First American Corporation or any of its affiliates. The Audit Committee shall be a joint committee of the Bank and First American Corporation, and shall serve as the Audit Committee for both. The Board shall appoint from among the members of the Committee a chairman thereof, who shall preside at meetings of the Committee and shall direct its work.

     It shall be the duty of the Committee to make or cause to be made on its behalf and under its supervision, not less frequently than annually, regular and periodic audit examinations into the affairs of the Bank and to report its findings to the Board. Auditors whose services are utilized by the Committee may be in the regular employ of First American Corporation but in connection with such audit examinations shall be responsible to the Audit Committee and the Board of the Bank. It shall be the duty of such auditors of the Audit Committee to establish and maintain adequate, proper, effective, and continuing audit controls and procedures in all departments of the Bank so as to accurately set forth the Bank's condition and to fulfill legal and regulatory requirements.

     Section 3.3.  Community Affairs Committee.   There shall be a
Community Affairs Committee composed of at least three Directors elected by the Board, at least two of whom shall not be employed on a regular full-time basis by the Bank or by First American
Corporation or any of  its affiliates.   The Community Affairs
Committee shall be a joint committee of the Bank and First American Corporation and shall serve both. The Board shall appoint from among the members of the Committee a chairman thereof, who shall preside at meetings of the Committee and shall direct its work.
It shall be the duty of the Committee to advise and counsel management in matters of community activities, contributions, image issues, government affairs, economic development, and compliance with the Community Reinvestment Act and other laws or regulations of a similar purpose; and to perform such other functions as may be assigned to it by the Board.

     Section 3.4.  Human Resources Committee.   There shall be a
Human Resources Committee composed of at least three Directors elected by the Board, none of whom shall be employed on a regular full-time basis by the Bank, or by First American Corporation or any subsidiary thereof. This shall be a joint committee of the
Bank and First American Corporation and shall serve both.   The
Board shall appoint from among the members of the Committee a chairman thereof, who shall preside at meetings of the Committee and shall direct its work.

     This Committee shall oversee all personnel practices and procedures for all Bank officers and employees, including but not limited to all benefit programs, salary administration, bonus and
incentive plans.   The Committee shall review all  actions  of
management as to the aggregate expenditures for salaries and shall review specific salaries of certain key personnel; review Directors' and Officers' and Employees' Standards of Conduct, organizational structure, recruitment programs, succession and management development plans, and recommend certain elections and promotions, and perform such other functions as may be assigned to it by the Board.

     Section 3.5.   Development Committee.     There shall be a
Development Committee of the Board consisting of not less than
three directors elected by the Board.    The Board shall appoint
from among the members of the Committee a Chairman thereof, who shall preside at meetings of the Committee and shall direct its work.

     It shall be the duty of the Committee to oversee and to advise and counsel management as to the investigation, development and implementation of non-traditional banking products or services offered through First American Corporation or its affiliates. The Committee shall also provide general oversight to First American National Bank's corporate and personal trust services, as well as services offered incidentally thereto, such as investment management. The Committee shall also review preliminary reports and recommendations concerning strategic growth through mergers and acquisitions. The Committee shall ensure that all such activities are undertaken and conducted in accordance with applicable laws and
regulations, corporate policy and sound financial planning.   The
Committee shall also perform such other functions as may be assigned to it by the Board.

     Section 3.6. Asset Policy Committee. There shall be an Asset Policy Committee composed of not less than five directors elected by the Board, at least four of whom shall not be employed on a regular full-time basis by the Bank or First American Corporation or any subsidiary thereof. This shall be a joint committee of the Board and First American Corporation and shall serve both. The Board shall appoint from among the members of the Committee a chairman thereof, who shall preside at meetings of the Committee and shall direct its work.

     The Committee shall have responsibility for all credit related matters, including approval of credit policies and procedures, monitoring the loan portfolio, review of significant transactions, review of credit examinations, compliance with regulatory requirements and applicable laws and regulations, review of internal and external audits, review of the allowance for loan losses, and review of regulatory examinations. The Asset Policy

Committee shall also regularly review asset/liability policies and procedures, asset quality reports, and the policies and procedures of the Capital Markets Group. The Asset Policy Committee shall perform such other duties as may be assigned to it from time to time by the Board.

     Section 3.7.  Other Committees and Subcommittees.   The Board
may appoint such other committees and/or subcommittees of one or more persons as it may determine will be helpful in discharging its responsibility for the management and administration of the Bank. Each such other committee shall consist of such directors, officers and others as may be appointed by the Board, and shall perform such functions and possess such powers as may be assigned to it by the
Board.   Such   committees may be designated by the Board as
"boards", but such designation, if any, shall not alter their powers or responsibilities.

     Section 3.8.  Compensation.   The chairman and members of all
committees shall receive such compensation for their services as may be fixed by the Board, but no director who is also an officer (other than one holding an honorary position) shall be compensated in addition to his normal salary.

     Section 3.9.  Meetings.   Regular meetings of any standing or
special committee may be held without call or notice at such times
or places as such committee from time to time may fix.   Other
meetings of any such committee may be called by the Chairman of the Committee or any two members of any such committee upon giving notice of the time, place and purposes of each such meeting to each member at either his business or residence address, as shown by the records of the Secretary, at least twenty-four hours previously thereto if delivered in person or given orally, or by telephone or telegraph. If mailed, such notice shall be deemed to be delivered when deposited in the United States mail, so addressed, with
postage prepaid thereon.   If notice be given by telegram, such
notice shall be deemed to be delivered when the telegram, so addressed is delivered to the telegraph company. Any member may waive notice of any meeting and the attendance of a member at a meeting shall constitute a waiver of notice of such meeting except where a member attends for the express purpose of objecting to the transaction of business thereat on the ground that the meeting is
not lawfully called or convened.   A majority of the directors
serving as members of any committee at the time of any meeting shall constitute a quorum at such meeting; but a less number may adjourn any meeting from time to time, and the meeting may be held, as adjourned, without further notice.

                            ARTICLE IV

                      Officers and Employees

     Section 4.1.  Chairman of the Board.   The Board may appoint
one of its members to be Chairman of the Board.   Such Chairman
shall preside at meetings of the Board and shall perform such duties and exercise such powers as reasonably may be assigned to him by the Board.

     Section 4.2.  Vice Chairman of the Board.    The Board may
appoint one or more Vice Chairmen, who need not be Board members, with such duties and powers as may be assigned by the Board, the Chairman of the Board or the Chief Executive Officer.

     Section 4.3.  President.   The Board shall appoint one of its
members to be President of the Bank. The President shall have such duties and exercise such powers as reasonably may be assigned to him by the Board, or the Chief Executive Officer.

     Section 4.4.   Chief Executive Officer.    The Board shall
appoint one of its members to be Chief Executive Officer of the Bank. He may exercise all the powers customarily exercised by the Chief Executive Officer of a national banking association. The Chief Executive Officer shall have general supervision of all policies and operations of all of the divisions of the Bank. All officers of the Bank shall report to him to the extent he may at any time require. In the absence of the Chairman of the Board, or, if no Chairman of the Board is appointed, the Chief Executive Officer shall preside at meetings of the Board. In the absence of the Chief Executive Officer, or upon his inability to act, or if said office shall become vacant, his duties shall be performed by a Vice Chairman, if any, or such person or persons as shall be so designated by the Board.

     Section 4.5. Chairman of the Executive Committee. The Board shall appoint one of its members to be Chairman of the Executive
Committee.    Such  Chairman  shall  preside  at  meetings  of  the
Executive Committee and shall perform such other duties and exercise such powers as reasonably may be assigned to him by the Board. In the absence of the Chairman of the Executive Committee, the Chairman of the Board or the President shall preside at meetings of the Committee.

     Section 4.6.   Executive and Senior Vice Presidents.    The
Board or the Human Resources Committee shall appoint one or more Executive or Senior Vice Presidents, except that those designated as Regulation O executive officers based upon their roles in First American Corporation or First American National Bank shall be
appointed solely by the Board.   Each Executive or Senior Vice

President shall have such powers and duties as may be assigned to him by the Board, the Human Resources Committee, or the Chief
Executive Officer of the Bank.

     Section 4.7.   Secretary of the Board.    The Board shall
appoint a person who shall be Secretary of the Board and who shall
keep accurate minutes of all meetings.   He shall attend to the
giving of all notices required by these By-Laws to be given.   The
Board may also appoint one or more Assistant Secretaries of the Board who shall assist the Secretary in the performance of his duties and shall perform such other duties as may be assigned by the Board or the Chief Executive Officer.

     Section 4.8.  Cashier.   The Board shall appoint a Cashier.
Except as otherwise required by these By-Laws, the Cashier shall be custodian of the corporate seal, records, documents and papers of the Bank and shall provide for the keeping of proper records of all transactions of the Bank. He shall have and may exercise any and
all other powers and duties pertaining by law,  regulation   or
practice, to the office of Cashier, or imposed by these By-Laws. He shall also perform such other duties as may be assigned to him from
time to time by the Board.   The Board may,  in its discretion,
assign any or all of the aforesaid duties to one or more other officers.

     Section 4.9. Vice Presidents and Other Officers. The Board, the Chairman of the Board or the President may appoint Vice Presidents and such other officers and Attorneys-in-Fact, not specifically provided for by these By-Laws, with such titles and descriptions, as from time to time may appear to the Board, the Chairman of the Board or the President to be required or desirable
to transact the business  of the Bank.    Such  officers  shall
respectively exercise such powers and perform such duties as pertain to their several offices, or as may be conferred upon, or assigned to, them by the Board, the Chairman of the Board or the President of the Bank.

     Section 4.10.  Tenure of Office.   All officers of the Bank
shall be elected by the Board at its first meeting after each annual meeting of shareholders. Unless he shall resign, become disqualified or be removed, each officer shall continue in his office until the Board shall again elect officers following the next succeeding annual meeting of shareholders. The Board, at any time, may remove with or without cause, any officer, may fill any vacancies and may appoint additional officers. The Chairman of the Board or the President may at any time remove any officer.

     Section 4.11. Employees Other than Officers. Subject to the authority of the Board, the Chief Executive Officer of the Bank, or any other officer authorized by him, may employ such other clerks, agents, employees, consultants, attorneys, accountants, etc. as he may deem advisable for the prompt and orderly transaction of the business of the Bank, define their duties, titles and descriptions, fix the compensation to be paid them and dismiss them.

     Section 4.12.  Bonding.    All officers and employees, as a
group, shall be bonded for the faithful performance of duties and against loss to the Bank resulting from their misconduct by a reliable surety company selected by the Board and in such amount as shall be determined, from time to time, by the Board.

     Section 4.13.  Retirement of Officers and Employees.    Any
officer or salaried employee of the Bank shall retire at the end of the month in which he or she reaches age sixty-five (65) or, if mandatory retirement at such age shall be prohibited by law, at such next older age as shall be legally permissible. Provided, however, that the Board of Directors by specific action may delay for not more than one (l) year beyond the mandatory retirement age set forth in the preceding sentence, the retirement of any officer or salaried employee who is performing such services for the Bank that continuation in active employment is deemed by the Board to be
in the best interest of the Bank.   Provided,  further, that if
deemed in the best interest of the Bank, the Board, by specific action and as an alternative to extension of the retirement age of such officer or salaried employee, may employ him or her in a consulting capacity for a reasonable time beyond his or her mandatory retirement age.


                             ARTICLE V

                   Stock and Stock Certificates


     Section  5.1.    Transfers.      Shares  of  stock  shall  be
transferable on the records of the Bank, and transfer records shall be kept in which all transfers of stock shall be recorded. Every person becoming a shareholder by such transfer shall, in proportion to his shares, succeed to all rights and liabilities of the prior holder of such shares.

     Section 5.2.   Stock Certificates.    Certificates of stock
shall bear the signature of the Chairman of the Board or the President (which may be engraved, printed or impressed), and shall be signed manually or by facsimile process by any Vice President or any Assistant Vice President or the Cashier or any other officer appointed by the Board for that purpose, to be known as an Authorized Officer, and the seal of the Bank shall be affixed manually or engraved thereon. Each certificate shall recite on its face that the stock represented thereby is transferable only upon the records of the Bank when properly endorsed.

                           ARTICLE VI

                          Corporate Seal



     Section 6.1. Corporate Seal. The Chairman of the Board, a Vice Chairman, the President, the Secretary, the Cashier, or any Vice President, Assistant Secretary or Assistant Cashier or any other officer thereunto designated by the Board, shall have authority to affix the corporate seal to any document requiring such seal, and to attest the same. Such seal shall be substantially in the following form:






                            ARTICLE VII

                     Emergencies and Disasters

     Section 7.1.   Application.    The emergency procedures and
authorities established by these By-Laws shall be valid and operable only in the event of an emergency declared by the President of the United States or person performing his functions, the outbreak of actual war, or the occurrence of warlike damage or disaster. Any of the emergency provisions outlined in Article VII of the By-Laws may be invalidated by a majority of directors present at any meeting of the Board for which reasonable notice has been given.

     Section 7.2.   Emergency Operations.    In the event of an
emergency as contemplated by these By-Laws, the officers and employees of the Bank will continue to conduct the affairs of the Bank to the extent possible under the authority of the Board of Directors, but subject to any lawful rule, regulation, instruction or direction from the President of the United States or the person performing his functions.

     Section 7.3.  Interim Executive Committee.   In the event of
a state of disaster of sufficient severity to prevent the conduct and management of the affairs and business of the Bank by its directors and officers as contemplated by these By-Laws, any two
(2) or more available members of the then incumbent Executive Committee shall constitute a quorum of that committee for the full conduct and management of the affairs and business of the Bank, and shall be empowered to exercise all of the powers of the Board of
Directors  and  any  committee  thereof.    In  the  event  of  the
unavailability at such time of a minimum of two (2) members of the then incumbent Executive Committee, any three (3) available directors shall constitute the Executive Committee for the full conduct and management of the affairs and business of the Bank. Should there be less than three (3) directors available, any remaining directors and the remaining officers of the Bank shall by majority vote elect three (3) individuals to serve as an Interim Executive Committee and shall call as soon as practical a meeting of shareholders for the purpose of the election of directors.

     section 7.4.   Officer Succession.     In the event of an
emergency as contemplated by this Article VII of the By-Laws and if the Chief Executive Officer of the Bank cannot be located or is unable to assume or to continue normal executive duties, then the authority and duties of the Chief Executive Officer shall without further action of the Board of Directors be automatically assumed by the next most senior officer in title available. Within titles of the same rank, the individual with the greatest number of years service with the Bank shall assume the position of authority as Chief Executive Officer. Any person who in accordance with these By-Laws assumes the authority and duties of the Chief Executive Officer shall continue to serve until he resigns, until three quarters (3/4) of the other available officers of the bank shall decide in writing he is unable to perform said duties, until the elected Chief Executive Officer of the Bank becomes available or able to perform the duties of the Chief Executive Officer, a person of higher rank becomes available, or until replaced by the Board of Directors of the Executive Committee as regularly constituted or as constituted as hereinabove provided under emergency conditions.


     Section 7.5.  Certification of Incumbency.   Anyone dealing
with this bank may accept its certification by any three (3) officers that a specified individual is acting as Chief Executive Officer in accordance with the emergency provisions of these By-Laws, and that anyone accepting such certificate may continue to consider it in force until notified in writing of a change, with such notice of change to carry the signature of three (3) officers of the Bank.

     Section 7.6.   Alternate Locations.    During an emergency
resulting in any authorized place of business of the Bank being unable to function, the business ordinarily conducted at such location shall be relocated elsewhere in suitable quarters as may be designated by the Board of Directors or by the Executive Committee or by those otherwise authorized in the time of emergency
to conduct the affairs of the Bank.   Any temporarily relocated
place of business of the Bank shall be returned to its legally authorized location as soon as practical and such temporary place of business shall then be discontinued.

                           ARTICLE VIII

       Indemnification of Directors, Officers and Employees


     Section 8.1. Application. Any director, officer or employee who is made, or threatened to be made a party to any proceeding, whether civil, criminal, administrative or investigative, by reason of the fact of his capacity as such director, officer or employee shall be indemnified to the fullest extent permitted by applicable law and regulation against judgments, fines, amounts paid in settlement and reasonable expenses, including attorney fees actually and necessarily incurred as a result of such proceeding, or any appeal therein, provided he acted in good faith for a purpose which he reasonably believed to be in the best interest of the Bank

     Section 8.2. Indemnification Prohibited. No indemnification will be provided in the event that a supervisory action results in a final order assessing civil money penalties or requiring
affirmative action in the form of payments to the Bank.   No
director, officer, or employee who shall be adjudged guilty of, or liable for, willful misconduct, gross neglect of duty, or criminal acts shall be indemnified in any manner whatsoever.

     Section  8.3.    Defenses  Not  Wholly  Successful.      Any
indemnification to a director, officer, or employee who has not been wholly successful, on the merits or otherwise, in the defense of a proceeding, unless ordered by a court, shall be made only if authorized (l) by the Board of Directors acting by a quorum consisting of directors who are not parties to the proceeding upon a finding that the Director, Officer or Employee has met the standard of conduct set forth in Section 8.1.; (2) by the Board upon the written opinion of independent legal counsel that indemnification is proper because the standard of conduct has been met, if such a quorum is not obtainable with due diligence or (3) by the shareholders upon a finding that the standard of conduct has been met.

     Section 8.4.   Advanced Expenses.     Expenses incurred in
defending a civil or criminal action, suit or proceeding may be paid by the Bank in advance of the final disposition of such action, suit or proceeding if authorized in accordance with Section
8.3. of these By-Laws. All expenses incurred in defending a civil or criminal action which are advanced by the Bank shall be repaid if the director, officer or employee shall have been ultimately
found  not  to  be  entitled  to  indemnification,     or  where
indemnification is granted, to the extent the expenses advanced by the Bank or allowed by the Court exceed the indemnification to which said person is entitled.

     Section 8.5.   Shareholder Notice.   If any indemnification,
advancement or allowance has been made pursuant to these By-Laws, notice shall be given at the next annual meeting of shareholders of the persons paid, the amounts paid, and the nature and status at the time of the payment of the proceeding or threatened proceeding.


     Section 8.6.  Insurance.   The Bank shall purchase insurance
coverage for the purpose of indemnifying its directors, officers, and employees. Said insurance shall be for such terms, and in such amounts as may be approved by the Board from time to time. Such insurance shall not insure the directors, officers, and employees against a final supervisory order assessing civil money penalties.




                            ARTICLE IX

                     Miscellaneous Provisions

     Section 9.1.  Banking Hours.    The Bank shall be open for
business during such hours and on such days of the year as the Board or the Chief Executive Officer of the Bank shall direct, except for days declared or designated as bank holidays by proper Federal or State authority; such business days and hours may vary or differ as between any of the Bank's various branches or departments.

     section 9.2.  Fiscal Year.   The fiscal year of the Bank shall
be the calendar year.

     Section 9.3.   Securities of Other Corporations.    Unless
otherwise provided by the Board, the Chairman of the Board, any Vice Chairman, the President, any Vice President, the Cashier, or any Trust Officer, may from time to time appoint an attorney or attorneys or agent or agents of the Bank, in the name and on behalf of the Bank (whether in a trust capacity or not) to cast the votes which the Bank may be entitled to cast as a shareholder or otherwise in any other corporation, any of whose stock or securities may be registered in the name of the Bank, or in the name of the Bank's nominee, at meetings of the holders of the stock or other securities of such other corporation, or to consent in writing to any action by any such other corporation, and may instruct the person or persons so appointed as to the manner of casting such votes of giving such consent, and may execute or cause to be executed on behalf of the Bank and under its corporate seal, or otherwise, such written proxies, consents, waivers of other instruments as he may deem necessary or proper in the premises; or any such officer may consent in writing to any action by any such other corporation or himself attend any meeting of the holders of stock or other securities of any such other corporation and there at vote or exercise any or all other powers of the Bank as the holder of such stock or other securities of such other corporation.


     Section 9.4.  Dividends.   Dividends (which may be designated
by the Board as Special Dividends) may be declared from time to time by the Board of Directors when funds are lawfully available for the purpose. Such declaration shall fix the date of payment of the dividend and the date on which shareholders of record are to be determined for the purpose of such payment, but the stock transfer books shall not be closed at any time for the purpose of declaring or paying a dividend.

     Section 9.5.   Execution of Instruments.    All agreements,
contracts, indentures, mortgages, deeds, conveyances, transfers,
certificates,   declarations,   receipts,   discharges,   releases,
satisfactions,   settlements,  petitions,   schedules,   accounts,
affidavits, bonds, undertakings, proxies and other instruments or documents may be signed, executed, acknowledged, verified, delivered or accepted on behalf of the Bank by the Chairman of the Board, any Vice Chairman of the Board, the President, the Cashier, the Secretary, any Executive Vice President, Senior Vice President, or, if in connection with the exercise of fiduciary powers of the Bank, by any of said officers or by any Trust Officer. Any such instruments may also be executed, acknowledged, verified, delivered or accepted on behalf of the Bank in such other manner and by such others as the Board may from time to time direct. The provisions of this Section 9.5. are supplementary to other provisions of these By-Laws.

     Section 9.6.   Records.    The Articles of Association, the
By-Laws and the proceedings of all meetings of the shareholders, the Board and the standing committees of the Board, shall be recorded in appropriate minute books provided for the purpose. The minutes of each meeting shall be signed by the Secretary of the meeting.

     Section 9.7. Gender. When used herein, the masculine gender shall include the feminine.



                             ARTICLE X

                         Waiver of Notice


     Section 10.1.  Waiver of Notice.   Unless otherwise provided
by law, whenever any notice is required to be given to any shareholder or director, or member of any Committee of the Bank under the provisions of these By-Laws, a waiver thereof in writing, signed by the person or persons entitled to such notice, whether before or after the time stated therein, shall be deemed equivalent to the giving of such notice.



                            ARTICLE XI

                              BY-Laws


     Section 11.1.  Inspection.   A copy of the By-Laws, with  all
amendments thereto, shall at all times be kept in a convenient place at the Main Office of the Bank, and shall be open for inspection to all shareholders, during banking hours.

     Section 11.2.   Amendments.    The By-Laws may be amended,
altered or repealed, at any regular meeting of the Board or at any special meeting called for the purpose, by a vote of a majority of the Directors then in office.


                            ARTICLE XII

                            Trust Group


     Section 12.1.  Trust Group.   There shall be a group of the
Bank known as the Trust Group which shall perform the fiduciary responsibilities of the Bank.

     Section 12.2.  Trust Officers.   The Board shall appoint one
or more officers in the Trust Group as trust officers although the individual officers may have other officer titles consistent with
the Bank's policy relating to officer titles.   One of the trust
officers shall be designated as the Trust Manager to manage, supervise and direct all of the activities of the Trust Group, subject to the supervision of the Bank's Trust Committee and the Board. Subject to such supervision and authority, he shall do, or cause to be done, all things necessary or proper in carrying on the business of the Trust Group in accordance with provisions of law and applicable regulations. He shall act pursuant to opinion of
counsel where such opinion is deemed necessary.   Opinions of
counsel shall be retained on file in connection with all important
matters pertaining to fiduciary activities.   Such Trust Manager
shall be responsible for all assets and documents held by the bank
in connection with fiduciary matters.   Another of the trust
officers shall be designated as Trust Counsel to review and render advice to trust personnel on trust instruments, laws and regulatory matters affecting the Trust Group, certify Fiduciary Resolutions, serve as Secretary of the Trust Committee and the Investment Review Committee, and perform such other duties as may be assigned to him by the Trust Manager or the Trust Committee from time to time, where not inconsistent with responsibilities otherwise assigned to the General Counsel, or the Legal Division.


     Section 12.3.   Trust Committee.    There shall be a Trust
Committee of the Board which shall consist of the Chairman of the Bank and such other directors and officers as may be elected thereto by the Board. The Trust Committee shall develop general policies for conducting the trust business of the Bank, and policies and procedures concerning the investment and disposition of property held in a fiduciary capacity, and generally review the operations of the Trust Group in all of its trust, investment management, and other fiduciary capacities, including compliance by the Trust Group with laws and regulations applicable to fiduciary powers of national banks and collective investment funds, and shall keep minutes of all its meetings showing the disposition of all matters considered and passed upon by it. The Board of Directors of the Bank, or the Trust Committee may appoint such subcommittees as either may deem necessary or appropriate.

     Section 12.4.   Trust Audit Committee.     The Trust Audit
Committee shall be the Committee appointed under Section 3.2. of these By-Laws and shall, at least once during each calendar year and within fifteen months of the last such audit make suitable audits of the Trust Group of cause suitable audits to be made, and at such time shall ascertain whether the group has been administered in accordance with law, Regulation 9, and sound fiduciary principles. The auditors of the affairs of the Trust Group shall be responsible only to the Board.

     Section 12.5.  Trust Group Files.   There shall be maintained
in the Trust Group files containing all fiduciary records necessary to assure that its fiduciary responsibilities have been properly undertaken and discharged.

     Section 12.6.  Trust Investment.   Funds held in a  fiduciary
or similar capacity shall be invested in accordance with the instrument establishing the fiduciary or other relationship and law as applicable.

                                      EXHIBIT 6

                 THE CONSENTS OF UNITED STATES INSTITUTIONAL TRUSTEES
                          REQUIRED BY SECTION 321(b) OF THE ACT

                       CONSENT OF TRUSTEE



     Pursuant to the requirements of Section 321(b) of the Trust Indenture Act of 1939 in connection with the proposed issue of
  % Subordinated Notes, Due 2005, of Carolina First Corporation, we hereby consent that reports of examinations by federal, state, territorial or district authorities may be furnished by such authorities to the Securities and Exchange Commission upon request therefor.


                              FIRST AMERICAN NATIONAL BANK


                              BY: (Signature of Caroline R. Oakes)
                                  Caroline R. Oakes
                                  Vice President


Dated:  April 25, 1995

                                  EXHIBIT 7

          A COPY OF THE LATEST REPORT OF CONDITION OF THE TRUSTEE
            PUBLISHED PURSUANT TO LAW OR THE REQUIREMENTS OF ITS
                   SUPERVISING OR EXAMINING AUTHORITY

                              Board of Governors of the Federal Reserve System OMB Number: 7100-0036

                              Federal Deposit Insurance Corporation
                              OMB Number: 3064-0052

                              Office of the Comptroller of the Currency
                              OMB Number: 1557-0081

Federal Financial            Expires July 31, 1995
Institutions Examination Council


[Picture of a Star
appears here]                 Please refer to page i,         [1]
                              Table of Contents, for
                              the required disclosure
                              of estimated burden.

Consolidated Reports of Condition and Income for
A Bank With Domestic and Foreign Offices--FFIEC 031
                                                        (941231)
Report at the close of business December 31, 1994      (RCRI 9999)

This report is required by law: 12 U.S.C. (Section Mark)324 (State member banks); 12 U.S.C. (Section Mark)1817 (State nonmember banks); and 12 U.S.C. (Section Mark)161 (National banks).

This report form is to be filed by banks with branches and consolidated subsidiaries in U.S. territories and possessions, Edge or Agreement subsidiaries, foreign branches, consolidated foreign subsidiaries, or International Banking Facilities.

NOTE: The Reports of Condition and Income must be signed by an authorized officer and the Report of Condition must be attested to by not less than two directors (trustees) for State nonmember banks and three directors for State member and National banks.

I, M. Jack Vannatta, Controller
Name and Title of Officer Authorized to Sign Report

of the named bank do hereby declare that these Reports of Condition and Income (including the supporting schedules) have been prepared in conformance with the instructions issued by the appropriate Federal regulatory authority and are true to the best of my knowledge and belief.

(Signature of M. Jack Vannatta)
Signature of Officer Authorized to Sign Report
1-25-95
Date of Signature

For Banks Submitting Hard Copy Report Forms:

State Member Banks: Return the original and one copy to the appropriate Federal Reserve District Bank.

State Nonmember Banks: Return the original only in the special return address envelope provided. If express mail is used in lieu of the special return address envelope, return the original only to the FDIC, c/o Quality Data Systems, 2127 Espey Court, Suite 204, Crofton, MD 21114.

The Reports of Condition and Income are to be prepared in accordance with Federal regulatory authority instructions. NOTE: These instructions may in some cases differ from generally accepted accounting principles.

We, the undersigned directors (trustees), attest to the correctness of this Report of Condition (including the supporting schedules) and declare that it has been examined by us and to the best of our knowledge and belief has been prepared in conformance with the instructions issued by the appropriate Federal regulatory authority and is true and correct.

(Signature of ??????)
Director (Trustee)

(Signature of ??????)
Director (Trustee)

(Signature of ??????)
Director (Trustee)

For Banks Submitting Hard Copy Report Forms:

State Member Banks: Return the original and one copy to the appropriate Federal Reserve District Bank.

State Nonmember Banks: Return the original only in the special return address envelope provided. If express mail is used in lieu of the special return address envelope, return the original only to the FDIC, c/o Quality Data Systems, 2127 Espey Court, Suite 204, Crofton, MD 21114.

National Banks: Return the original only in the special return address envelope provided. If express mail is used in lieu of the special return address envelope, return the original only to the FDIC, c/o Quality Data Systems, 2127 Espey Court, Suite 204, Crofton, MD 21114.

FDIC Certificate Number (RCRI 9050)04956

Banks should affix the address label in this space.

First American National Bank
Legal Title of Bank (TEXT 9010)

Nashville
City (TEXT 9130)

TN                          37237
State Abbrev. (TEXT 9200)   Zip Code (TEXT 9220)

Board of Governors of the Federal Reserve System, Federal Deposit Insurance Corporation, Office of the Comptroller of the Currency

                                                                      [2]
Consolidated Reports of Condition and Income for
A Bank With Domestic and Foreign Offices

Table of Contents

Signature Page                                                      Cover
Report of Income
Schedule RI--Income Statement .................................. RI-1, 2, 3
Schedule RI-A--Changes in Equity Capital ..............................RI-3
Schedule RI-B--Charge-offs and Recoveries and
  Changes in Allowance for Loan and Lease
  Losses............................................................RI-4, 5
Schedule RI-C--Applicable Income Taxes by
  Taxing Authority.....................................................RI-5
Schedule RI-D--Income from
  International Operations.............................................RI-6
Schedule RI-E Explanations..........................................RI-7, 8



Disclosure of Estimated Burden

The estimated average burden associated with this information collection is
30.7 hours per respondent and is estimated to vary from 15 to 200 hours per response, depending on individual circumstances. Burden estimates include the time for reviewing instructions, gathering and maintaining data in the required form, and completing the information collection, but exclude the time for compiling and maintaining business records in the normal course of a respondent's activities. Comments concerning the accuracy of this burden estimate and suggestions for reducing this burden shoud be directed to the Office of Information and Regulatory Affairs, Office and Management and Budget, Washington, D.C. 20503, and to one of the following:

Secretary
Board of Governors of the Federal Reserve System
Washington, D.C. 20551

Legislative and Regulatory Analysis Division
Office of the Comptroller of the Currency
Washington, D.C. 20219

Assistant Executive Secretary
Federal Deposit Insurance Corporation
Washington, D.C. 20429

Report of Condition

Schedule RC--Balance Sheet.............................................RC-1, 2
Schedule RC-A--Cash and Balances Due
 From Depository Institutions.............................................RC-3
Schedule RC-B--Securities..............................................RC-4, 5
Schedule RC-C--Loans and Lease Financing
 Receivables:
  Part I. Loans and Leases.............................................RC-6, 7
  Part II. Loans to Small Businesses and
    Small Farms (included in the forms for
    June 30 only).....................................................RC-7a,7b
Schedule RC-D--Trading Assets and Liabilities
  (to be completed only be selected banks)................................RC-8
Schedule RC-E--Deposit Liabilities....................................RC-9, 10
Schedule RC-F--Other Assets..............................................RC-11
Schedule RC-G--Other Liabilities.........................................RC-11
Schedule RC-H--Selected Balance Sheet Items for
 Domestic Offices........................................................RC-12
Schedule RC-I--Selected Assets and Liabilities
 of IBFs.................................................................RC-13
Schedule RC-K--Quarterly Averages........................................RC-13
Schedule RC-L--Off-Balance Sheet Items...............................RC-14, 15
Schedule RC-M--Memoranda.............................................RC-16, 17
Schedule RC-N--Past Due and Nonaccrual Loans,
 Leases, and Other Assets............................................RC-18, 19
Schedule RC-O--Other Data for Deposit
 Insurance Assessments...............................................RC-20, 21
Schedule RC-R--Risk-Based Capital....................................RC-22, 23
Optional Narrative Statement Concerning the
 Amounts Reported in the Reports of
 Condition and Income....................................................RC-24
Special Report (to be completed by all blanks)
Schedule RC-J--Repricing Opportunities (sent only to and to be completed only by savings banks)

For information or assistance, national and state nonmember banks should contact the FDIC's Call Reports Analysis Unit, 550 17th Street, NW, Washington, D.C. 20429, toll free on (800) 688-FDIC (3342), Monday through Friday between 8:00 a.m. and 5:00 p.m., Eastern time. State member banks should contact their Federal Reserve District Bank.


Consolidated Report of Income
for the period January 1, 1994-December 31, 1994

All Report of Income schedules are to be reported on a calendar year-to-date basis in thousands of dollars.

Schedule RI--Income Statement


                                                                                                                   I480
                                                                  Dollar Amounts in Thousands        RIAD  Bil Mil Thou
1. Interest income:                                                                                   //////////////////
  a. Interest and fee income on loans:                                                               //////////////////
     (1) In domestic offices:                                                                       //////////////////
         (a) Loans secured by real estate.......................................................... 4011    162,048 1.a.(1)(a)
         (b) Loans to depository institutions...................................................... 4019        444 1.a.(1)(b)
         (c) Loans to finance agricultural production and other loans to farmers................... 4024        661 1.a.(1)(c)
         (d) Commerical and industrial loans....................................................... 4012     71,646 1.a.(1)(d)
         (e) Acceptances of other banks............................................................ 4026          8 1.a.(1)(e)
         (f) Loans to individuals for household, family, and other personal expenditures:           //////////////////
             (1) Credit cards and related plans.................................................... 4054      6,131 1.a.(1)(f)(1)
             (2) Other............................................................................. 4055     67,620 1.a.(1)(f)(2)
         (g) Loans to foreign governments and official institutions................................ 4056          0 1.a.(1)(g)
         (h) Obligations (other than securities and leases) of states and political                 //////////////////
             subdivisions in the U.S.:                                                              //////////////////
             (1) Taxable obligations............................................................... 4503          0 1.a.(1)(h)(1)
             (2) Tax-exempt obligations............................................................ 4504      5,949 1.a.(1)(h)(2)
         (i) All other loans in domestic offices................................................... 4058     14,575 1.a.(1)(i)
     (2) In foreign offices, Edge and Agreement subsidiaries, and IBFs............................. 4059          0 1.a.(2)
b. Income from lease financing receivables:                                                         //////////////////
   (1) Taxable leases.............................................................................. 4505      7,987 1.b.(1)
   (2) Tax-exempt leases........................................................................... 4307         91 1.b.(2)
c. Interest income on balances due from depository institutions:(1)                                 //////////////////
   (1) In domestic offices......................................................................... 4105         18 1.c.(1)
   (2) In foreign offices, Edge and Agreement subsidiaries, and IBFs............................... 4106        389 1.c.(2)
d. Interest and dividend income on securities:                                                      //////////////////
   (1) U.S. Treasury securities and U.S. Government agency and corporation obligations............. 4027    107,901 1.d.(1)
   (2) Securities issued by states and political subdivisions in the U.S.:                          //////////////////
       (a) Taxable securities...................................................................... 4506        113 1.d.(2)(a)
       (b) Tax-exempt securities................................................................... 4507        251 1.d.(2)(b)
   (3) Other domestic debt securities.............................................................. 3657      8,596 1.d.(3)
   (4) Foreign debt securities..................................................................... 3658         78 1.d.(4)
   (5) Equity securities (including investments in mutual funds)................................... 3659        819 1.d.(5)
e. Interest income from assets held in trading accounts............................................ 4069        672 1.e.
(1) Includes interest income on time certificates of deposit not held in trading accounts.


Schedule RI--Continued
                                          Dollars Amounts in Thousands             Year-to-date
                                                                            RIAD     Bil Mil Thou
1. Interest income (continued)
   f. Interest income on federal funds sold and securities purchased         //////////////////
      under agreements to resell in domestic offices of the bank and of      //////////////////
      its Edge and Agreement subsidiaries, and in IBFs.................      4020            2,751 1.f.
   g. Total interest income (sum of items 1.a through 1.f).............      4107          458,748 1.g.
2. Interest expense:                                                         //////////////////
   a. Interest on deposits:                                                  //////////////////
      (1) Interest on deposits in domestic offices:                          //////////////////
          (a) Transaction accounts (NOW accounts, ATS accounts, and          //////////////////
              telephone and preauthorized transfer accounts)...........      4508          15,099 2.a.(1)(a)
          (b) Nontransaction accounts:
              (1) Money market deposit acconts (MMDAs).................      4509          56,425 2.a.(1)(b)(1)
              (2) Other savings deposits...............................      4511           9,328 2.a.(1)(b)(2)
              (3) Time certificates of deposit of $100,000 or more.....      4175          15,080 2.a.(1)(b)(3)
              (4) All other time deposits..............................      4512          53,918 2.a.(1)(b)(4)
      (2) Interest on deposits in foreign offices, Edge and Agreement        //////////////////
          subsidiaries, and IBFs.......................................      4172           1,656 2.a.(2)
   b. Expense of federal funds purchased and securities sold under           //////////////////
      agreements to repurchase in domestic offices of the bank and of        //////////////////
      its Edge and Agreement subsidiaries, and in IBFs.................      4180          25,933 2.b.
   c. Interest on demand notes issued to the U.S. Treasury and on            //////////////////
      other borrowed money.............................................      4185           7,569 2.c.
   d. Interest on mortgage indebtedness and obligations under                //////////////////
      capitalized leases...............................................      4072              97 2.d.
   e. Interest on subordinated notes and debentures....................      4200               0 2.e.
   f. Total interest expense (sum of items 2.a through 2.e)............      4073         185,105 2.f.
3. Net interest income (item 1.g minus 2.f)............................      //////////////////   RIAD 4074      273,643   3.
4. Provisions:                                                               //////////////////
   a. Provision for loan and lease losses..............................      //////////////////   RIAD 4230      (10,000)  4.a.
   b. Provision for allocated transfer risk............................      //////////////////   RIAD 4243            0   4.b.
5. Noninterest income:                                                       //////////////////
   a. Income from fiduciary activities.................................      4070               0 5.a.
   b. Service charges on deposit accounts in domestic offices..........      4080          47,710 5.b.
   c. Trading gains (losses) and fees from foreign exchange transactions     4075               0 5.c.
   d. Other foreign transaction gains (losses).........................      4076             879 5.d.
   e. Gains (losses) and fees from assets held in trading accounts.....      4077           2,201 5.e.
   f. Other noninterest income:                                              //////////////////
      (1) Other fee income.............................................      5407          29,681 5.f.(1)
      (2) All other noninterest income*................................      5408          14,560 5.f.(2)
   g. Total noninterest income (sum of items 5.a through 5.f)..........      //////////////////   RIAD 4079      89,031   5.g.
6. a. Realized gains (losses) on held-to-maturity securities...........      //////////////////   RIAD 3521           0   6.a.
   b. Realized gains (losses) on available-for-sale securities.........      //////////////////   RIAD 3196      (9,997)  6.b.
7. Noninterest expense:                                                      //////////////////
   a. Salaries and employee benefits...................................      4135         121,528 7.a.
   b. Expenses of premises and fixed assets (net of rental income)           //////////////////
      (excluding salaries and employee benefits and mortgage interest..      4217          34,604 7.b.
   c. Other noninterest expense* ......................................      4092          67,482 7.c.
   d. Total noninterest expense (sum of items 7.a through 7.c).........      //////////////////   RIAD 4093     233,614   7.d.
8. Income (loss) before income taxes and extraordinary items and other       //////////////////
   adjustments (item 3 plus or minus items 4.a, 4.b, 5.g, 6.a, 6.b, and 7.b) //////////////////   RIAD 4301    139,063    8.
9. Applicable income taxes (on item 8).................................      //////////////////   RIAD 4302     51,875    9.
10.Income (loss) before extraordinary items and other adjustments            //////////////////
   (item  8 minus 9).....................................................    //////////////////   RIAD 4300     87,188    10.

*Describe on Schedule RI-E--Explanations.
                                      4


Schedule RI--Continued

                                                                                  Year-to-date
                                     Dollar Amounts in Thousands            RIAD   Bil Mil Thou
11. Extraordinary items and other adjustments:                              //////////////////
    a. Extraordinary items and other adjustments, gross of income taxes* .. 4310             0   11.a.
    b. Applicable income taxes (on item 11.a)* ............................ 4315             0   11.b.
    c. Extraordinary items and other adjustments, net of income taxes       //////////////////
       (item 11.a minus 11.b).............................................. //////////////////   RIAD 4320        0   11.c.
12. Net income (loss) (sum of item 10 and 11.c)............................ //////////////////   RIAD 4340   87,188   12.

                                                                                                        Year-to-date
Memoranda                                                        Dollar Amounts in Thousands    RIAD    Bil Mil Thou
1. Interest expense incurred to carry tax-exempt securities, loans, and leases acquired after    //////////////////
   August 7, 1986, that is not deductible for federal income tax purposes...................    4513             318  M.1.
2. Fee income from the sale and servicing of mutual funds and annuities in domestic offices     //////////////////
   (included in Schedule RI, item 5.g)......................................................    8431           6,054  M.2.
3. Estimated foreign tax credit included in applicable income taxes, items 9 and 11.b above.    4309               0  M.3.
4. To be completed only by banks with $1 billion or more in total assets:                       //////////////////
   Taxable equivalent adjustment to "Income (loss) before income taxes and extraordinary        //////////////////
   items and other adjustments" (item 8 above)..............................................    1244           3,076  M.4.
5. Number of full-time equivalent employees on payroll at end of current period (round to       ////          Number
   nearest whole number)....................................................................    4150           3,095  M.5.



Schedule RI-A--Changes in Euqity Capital

Indicate decreases and losses in parentheses.
                                                                                                                     1483
                                                    Dollar Amounts in Thousands                     RIAD    Bil Mil Thou
 1. Total equity capital originally reported in the December 31, 1993, Reports of Condition            //////////////////
    and income....................................................................................... 3215        537,589     1.
 2. Equity capital adjustments from amended Reports of Income, net*.................................. 3216              0     2.
 3. Amended balance end of previous calendar year (sum of items 1 and 2)............................. 3217        537,589     3.
 4. Net income (loss) (must equal Schedule RI, item 12).............................................. 4340         87,188     4.
 5. Sale, conversion, acquisition, or retirement of capital stock, net............................... 4346              0     5.
 6. Changes incident to business combinations, net................................................... 4356          6,476     6.
 7. LESS: Cash dividends declared on preferred stock................................................. 4470              0     7.
 8. LESS: Cash dividends declared on common stock.................................................... 4460         41,009     8.
 9. Cumulative effect of changes in accounting principles from prior years* (see instructions          //////////////////
    for this schedule)............................................................................... 4411              0     9.
10. Corrections of material accounting errors from prior years* (see instructions for this schedule)  4412              0    10.
11. Change in net unrealized holding gains (losses) on available-for-sale securities................. 8433        (35,358)   11.
12. Foreign currency translation adjustments......................................................... 4414              0    12.
13. Other transactions with parent holding company* (not included in items 5, 7 or 8 above).......... 4415              0    13.
14. Total equity capital end of current period (sum of items 3 through 13) (must equal Schedule RC,   //////////////////
    item 28)......................................................................................... 3210        554,886    14.

*Describe on Schedule RI-E--Explanations.
                                              5

Schedule RI-B--Charge-offs and Recoveries and Changes
               in Allowance for Loan and Lease Losses

Part I. Charge-offs and Recoveries on Loans and Leases

Part I excludes charge-offs and recoveries through the allocated transfer risk reserve.

                                                                                                                  I486
                                                                                     (Column A)          (Column B)
                                                                                    Charge-offs          Recoveries
                                                                                        calendar year-to-date
                                                 Dollar Amounts in Thousands    RIAD  Bil Mil Thou   RIAD  Bil Mil Thou
1. Loans secured by real estate:                                                //////////////////   /////////////////
   a. To U.S. addressees (domicile) .........................................   4651         1,311   4661         2,367   1.a.
   b. To non-U.S. addressees (domicile) .....................................   4652             0   4662             0   1.b.
2. Loans to depository institutions and acceptances of other banks:              //////////////////   /////////////////
   a. To U.S. banks and other U.S. depository institutions ..................   4653             0   4663             0   2.a.
   b. To foreign banks ......................................................   4654             0   4664             0   2.b.
3. Loans to finance agricultural production and other loans to farmers ......   4655            21   4665            77   3.
4. Commercial and industrial loans:                                             //////////////////   //////////////////
   a. To U.S. addressees (domicile) .........................................   4645         2,659   4617         6,204   4.a.
   b. To non-U.S. addressees (domicile) .....................................   4646             0   4618             0   4.b.
5. Loans to individuals for household, family, and other personal               //////////////////   //////////////////
   expenditures:                                                                //////////////////   //////////////////
   a. Credit cards and related plans ........................................   4656           874   4666           333   5.a.
   b. Other (includes single payment, installment, and all student loans) ...   4657         9,622   4667         8,169   5.b.
6. Loans to foreign governments and official institutions ...................   4643             0   4627             0   6.
7. All other loans ..........................................................   4644           764   4628           725   7.
8. Lease financing receivables:                                                 //////////////////   //////////////////
   a. Of U.S. addressees (domicile) .........................................   4658             7   4668           143   8.a.
   b. Of non-U.S. addressees (domicile) .....................................   4659             0   4669             0   8.b.
9. Total (sum of items 1 through 8).........................................    4635        15,258   4605        18,018   9.

                                                                                    Cumulative           Cumulative
                                                                                   Charge-offs           Recoveries
                                                                                   Jan. 1, 1986         Jan. 1, 1986
Memoranda                                                                            through              through
                                                  Dollar Amounts in Thousands     Dec. 31, 1989         Report Date
To be completed by national banks only.                                          RIAD  Bil Mil Thou   RIAD  Bil Mil Thou
1. Charge-offs and recoveries of Special-Category Loans, as defined for this    //////////////////   //////////////////
   Call Report by the Comptroller of the Currency ...........................   //////////////////   4784           681   M.1.

                                                                                     (Column A)          (Column B)
Memorandum items 2 and 3 are to be completed by all banks.                          Charge-offs          Recoveries
2. Loans to finance commercial real estate, construction, and land                      calendar year-to-date
   development activities (not secured by real estate) included in              RIAD  Bil Mil Thou   RIAD  Bil Mil Thou
   Schedule RI-B, part I, items 4 and 7, above ..............................   5409             0   5410            55   M.2.
3. Loans secured by real estate in domestic offices (included in                //////////////////   //////////////////
   Schedule RI-B, part I, item 1, above):                                       //////////////////   //////////////////
   a. Construction and land development .....................................   3582             0   3583           143   M.3.a.
   b. Secured by farmland ...................................................   3584            53   3585            31   M.3.b.
   c. Secured by 1-4 family residential properties:                             //////////////////   //////////////////
      (1) Revolving, open-end loans secured by 1-4 family residential           //////////////////   //////////////////
          properties and extended under lines of credit .....................   5411            40   5412           102   M.3.c.(1)
      (2) All other loans secured by 1-4 family residential properties ......   5413           389   5414           738   M.3.c.(2)
   d. Secured by multifamily (5 or more) residential properties .............   3588             0   3589             0   M.3.d.
   e. Secured by nonfarm nonresidential properties ..........................   3590           829   3591         1,353   M.3.e.

Part II. Changes in Allowance for Loan and
         Lease Losses and in Allocated
         Transfer Risk Reserve



                                                                       (Column A)             (Column B)
                                                                      Allowance for           Allocated
                                                                      Loan and Lease        Transfer Risk
                                                                         Losses                Reserve
                  Dollar Amounts in Thousands                        RIAD Bil Mil Thou     RIAD Bil Mil Thou
1. Balance originally reported in the December 31, 1993, Reports of  /////////////////     /////////////////
   Condition and income                                              3124      132,828     3131            0   1.
2. Recoveries (column A must equal part I, item 9, column B above)   4605       18,018     3132            0   2.
3. LESS: Charge-offs (column A must equal part I, item 9, column
   A above)                                                          4635       15,258     3133            0   3.
4. Provision (column A must equal Schedule RI, item 4.a; column B    /////////////////     /////////////////
   must equal Schedule RI, item 4.b)                                 4230      (10,000)    4243            0   4.
5. Adjustments* (see instructions for this schedule)                 4815          323     3134            0   5.
6. Balance end of current period (sum of items 1 through 5) (column  /////////////////     /////////////////
   A must equal Schedule RC, item 4.b; column B must equal Schedule  /////////////////     /////////////////
   RC, item 4.c)                                                     3123      125,911     3128            0   6.


*Describe on Schedule RI-E--Explanations.


Schedule RI-C--Applicable Income Taxes by Taxing Authority

Schedule RI-C is to be reported with the December Report of Income.



                                                                                                    I489
                                                   Dollar Amounts in Thousands     RIAD      Bil Mil Thou
1. Federal                                                                         4780            44,808     1.
2. State and local                                                                 4790             7,067     2.
3. Foreign                                                                         4795                 0     3.
4. Total (sum of items 1 through 3) (must equal sum of Schedule RI, items 9
   and 11.b)                                                                       4770            51,875     4.
5. Deferred portion of item 4                             RIAD 4772   10,103       //////////////////////     5.

                                                   7


Schedule RI-D--Income from International Operations

For all banks with foreign offices, Edge or Agreement subsidiaries, or IBFs where international operations account for more than 10 percent of total revenues, total assets, or net income.

Part I. Estimated Income from International Operations



                                                                                                         I492
                                                                                                 Year-to-date
                                                           Dollar Amounts in Thousands     RIAD  Bil Mil Thou
1. Interest income and expense booked at foreign offices, Edge and Agreement               //////////////////
   subsidiaries, and IBFs:                                                                 //////////////////
   a. Interest income booked                                                               4837           N/A    1.a.
   b. Interest expense booked                                                              4838           N/A    1.b.
   c. Net interest income booked at foreign offices, Edge and Agreement subsidiaries,      //////////////////
      and IBFs (item 1.a minus 1.b)                                                        4839           N/A    1.c.
2. Adjustments for booking location of international operations:                           //////////////////
   a. Net interest income attributable to international operations booked at domestic
      offices                                                                              4840           N/A    2.a.
   b. Net interest income attributable to domestic business booked at foreign offices      4841           N/A    2.b.
   c. Net booking location adjustment (item 2.a minus 2.b)                                 4842           N/A    2.c.
3. Noninterest income and expense attributable to international operations:                //////////////////
   a. Noninterest income attributable to international operations                          4097           N/A    3.a.
   b. Provision for loan and lease losses attributable to international operations         4235           N/A    3.b.
   c. Other noninterest expense attributable to international operations                   4239           N/A    3.c.
   d. Net noninterest income (expense) attributable to international operations            //////////////////
      (item 3.a minus 3.b and 3.c)                                                         4843           N/A    3.d.
4. Estimated pretax income attributable to international operations before capital         //////////////////
   allocation adjustment (sum of items 1.c, 2.c, and 3.d)                                  4844           N/A    4.
5. Adjustment to pretax income for internal allocations to international operations        //////////////////
   to reflect the effects of equity capital on overall bank funding costs                  4845           N/A    5.
6. Estimated pretax income attributable to international operations after capital          //////////////////
   allocation adjustment (sum of items 4 and 5)                                            4846           N/A    6.
7. Income taxes attributable to income from international operations as estimated
   in item 6                                                                               4797           N/A    7.
8. Estimated net income attributable to international operations (item 6 minus 7)          4341           N/A    8.


Memoranda

                                                       Dollar Amounts in Thousands        RIAD Bil Mil Thou
1. Intracompany interest income included in item 1.a above                                4847          N/A        M.1.
2. Intracompany interest expense included in item 1.b above                               4848          N/A        M.2.


Part II. Supplementary Details on Income from International Operations Required by the Departments of Commerce and Treasury for Purposes of the U.S. International Accounts and the U.S. National Income and Product Accounts



                                                                                      Year-to-date
                                                    Dollars Amounts in Thousands    RIAD Bil Mil Thou
1. Interest income booked at IBFs                                                    4849         N/A     1.
2. Interest expense booked at IBFs                                                   4850         N/A     2.
3. Noninterest income attributable to international operations booked at domestic    ////////////////
   offices (excluding IBFs):                                                         ////////////////
   a. Gains (losses) and extraordinary items                                         5491         N/A     3.a.
   b. Fees and other noninterest income                                              5492         N/A     3.b.
4. Provision for loan and lease losses attributable to international operations      ////////////////
   booked at domestic offices (excluding IBFs)                                       4852         N/A     4.
5. Other noninterest expense attributable to international operations booked at      ////////////////
   domestic offices (excluding IBFs)                                                 4853         N/A     5.


Schedule RI-E--Explanations

Schedule RI-E is to be completed each quarter on a calendar year-to-date basis.

Detail all adjustments in Schedules RI-A and RI-B, all extraordinary items and other adjustments in Schedule RI, and all significant items of other noninterest income and other noninterest expense in Schedule RI. (See instructions for details.)



                                                                                      I495
                                                                              Year-to-date
                                       Dollar Amounts in Thousands       RIAD  Bil Mil Thou
1. All other noninterest income (from Schedule RI, item 5.f.(2))         //////////////////
   Report amounts that exceed 10% of Schedule RI, item 5.f.(2):          //////////////////
   a. Net gains on other real estate owned                               5415         5,775     1.a.
   b. Net gains on sales of loans                                        5416             0     1.b.
   c. Net gains on sales of premises and fixed assets                    5417             0     1.c.
   Itemize and describe the three largest other amounts that exceed 10%  //////////////////
   of Schedule RI, item 5.f.(2):                                         //////////////////
   d. Text 4461  Rental income-operating leases                          4461         2,280     1.d.
   e. Text 4462  Vendor incentives                                       4462         1,875     1.e.
   f. Text 4463                                                          4463                   1.f.
2. Other noninterest expense (from Schedule RI, item 7.c):               //////////////////
   a. Amortization expense of intangible assets                          4531         2,606     2.a.
   Report amounts that exceed 10% of Schedule RI, item 7.c:              //////////////////
   b. Net losses on other real estate owned                              5418             0     2.b.
   c. Net losses on sales of loans                                       5419             0     2.c.
   d. Net losses on sales of premises and fixed assets                   5420             0     2.d.
   Itemize and describe the three largest other amounts that exceed 10%  //////////////////
   of Schedule RI, item 7.c:                                             //////////////////
   e. Text 4464  Systems and processing expense                          4464          8,634    2.e.
   f. Text 4467  FDIC assessment                                         4467         12,114    2.f.
   g. Text 4468                                                          4468                   2.g.
3. Extraordinary items and other adjustments (from Schedule RI, item     ///////////////////
   11.a) and applicable income tax effect (from Schedule RI, item 11.b)  ///////////////////
   (itemize and describe all extraordinary items and other               ///////////////////
   adjustments):
   a. (1) Text 4469                                                      4469                    3.a.(1)
      (2) Applicable income tax effect                     RIAD 4486     ////////////////////    3.a.(2)
   b. (1) Text 4487                                                      4487                    3.b.(1)
      (2) Applicable income tax effect                     RIAD 4488     ////////////////////    3.b.(2)
   c. (1) Text 4489                                                      4489                    3.c.(1)
      (2) Applicable income tax effect                     RIAD 4491     ////////////////////    3.c.(2)
4. Equity capital adjustments from amended Reports of Income (from       ////////////////////
   Schedule RI-A, item 2) (itemize and describe all adjustments):        ////////////////////
   a. Text 4492                                                          4492                    4.a.
   b. Text 4493                                                          4493                    4.b.
5. Cumulative effect of changes in accounting principles from prior      ////////////////////
   years (from Schedule RI-A, item 9) (itemize and describe all changes  ////////////////////
   in accounting principles):
   a. Text 4494                                                          4494                    5.a.
   b. Text 4495                                                          4495                    5.b.
6. Corrections of material accounting errors from prior years (from      /////////////////////
   Schedule RI-A, item 10) (itemize and describe all corrections):       /////////////////////
   a. Text 4496                                                          4496                    6.a.
   b. Text 4497                                                          4497                    6.b.


                                                                               Year-to-date
                                        Dollar Amounts in Thousands       RIAD Bil Mil Thou
7. Other transactions with parent holding company (from Schedule RI-A,    /////////////////
   item 13) (itemize and describe all such transactions):                 /////////////////
   a. Text 4498                                                           4498                  7.a.
   b. Text 4499                                                           4499                  7.b.
8. Adjustments to allowance for loan and lease losses (from Schedule      //////////////////
   RI-B, part II, item 5) (itemize and describe all adjustments):         //////////////////
   a. Text 4521  S&L merger - Crossville, TN 4-1-94                       4521           323    8.a.
   b. Text 4522                                                           4522                  8.b.
9. Other explanations (the space below is provided for the bank to        1498          1499
   briefly describe, at its option, any other significant items affecting the Report of Income):
   No comment [X] (RIAD 4769)
   Other explanations (please type or print clearly):
   (TEXT 4769)

                                            10

Consolidated Report of Condition for Insured Commercial and State-Chartered Savings Banks for December 31, 1994

All schedules are to be reported in thousands of dollars. Unless otherwise indicated, report the amount outstanding as of the last business day of the quarter.

Schedule RC--Balance Sheet

                                                                                                             C400
ASSETS                                                           Dollar Amounts in Thousands  RCFD   Bil Mil Thou

 1. Cash and balances due from depository institutions (from Schedule RC-A):                   //////////////////
    a. Noninterest-bearing balances and currency and coin(1)...................................0081       495,234    1.a.
    b. Interest-bearing balances(2)............................................................0071         3,855    1.b.
 2. Securities:                                                                                //////////////////
    a. Held-to-maturity securities (from Schedule RC-B, column A)..............................1754     1,462,858    2.a.
    b. Available-for-sale securities (from Schedule RC-B, column D).............................1773       656,859    2.b.
 3. Federal funds sold and securities purchased under agreements to resell in domestic offices  //////////////////
    of the bank and of its Edge and Agreement subsidiaries, and in IBFs:                       //////////////////
    a. Federal funds sold......................................................................0276        19,262    3.a.
    b. Securities purchased under agreements to resell.........................................0277         8,034    3.b.
 4. Loans and lease financing receivables:                                                     //////////////////
    a. Loans and leases, net of unearned income (from Schedule RC-C) RCFD 2122 4,692,890       //////////////////    4.a.
    b. LESS: Allowance for loan and lease losses.....................RCFD 3123   125,911       //////////////////    4.b.
    c. LESS: Allocated transfer risk reserve.........................RCFD 3128       0         //////////////////    4.c.
    d. Loans and leases, net of unearned income,                                               //////////////////
       allowance, and reserve (item 4.a minus 4.b and 4.c).....................................2125      4,566,979   4.d.
 5. Assets held in trading accounts............................................................3545          8,617   5.
 6. Premises and fixed assets (including capitalized leases)...................................2145        101,273   6.
 7. Other real estate owned (from Schedule RC-M)...............................................2150         10,015   7.
 8. Investments in unconsolidated subsidiaries and associated companies (from Schedule RC-M)...2130              0   8.
 9. Customers' liability to this bank on acceptances outstanding...............................2155         13,418   9.
10. Intangible assets (from Schedule RC-M).....................................................2143         18,674  10.
11. Other assets (from Schedule RC-F)..........................................................2160        170,389  11.
12. Total assets (sum of items 1 through 11)...................................................2170      7,535,467  12.

(1) Includes cash items in process of collection and unposted debits.
(2) Includes time certificates of deposit not held in trading accounts.

Schedule RC--Continued
LIABILITIES                                                           Dollar Amounts in Thousands   //////////   Bil Mil Thou
13. Deposits:                                                         /////////////////////////
    a. In domestic offices (sum of totals of columns A and C from
             Schedule RC-E, part 1)................................... RCON 2200       5,617,995   13.a.
       (1) Noninterest-bearing(1).....................................RCON 6631    1,234,146  /////////////////////////   13.a.(1)
       (2) Interest-bearing...........................................RCON 6636    4,383,849  /////////////////////////   13.a.(2)
    b. In foreign offices, Edge and Agreement subsidiaries, and
            IBFs (from Schedule RC-E,                               /////////////////////////
       part II).............................................................................. RCFN 2200          60,300   13.b.
       (1) Noninterest-bearing........................................RCFN 6631             0 /////////////////////////   13.b.(1)
       (2) Interest-bearing...........................................RCFN 6636        60,300 /////////////////////////   13.b.(2)
14. Federal funds purchased and securities sold under agreements to repurchase in domestic    /////////////////////////
    offices of the bank and of its Edge and Agreement subsidiaries, and in IBFs:              /////////////////////////
    a. Federal funds purchased............................................................... RFCD 0278         205,222   14.a.
    b. Securities sold under agreements to repurchase........................................ RFCD 0279         703,611   14.b.
15. a. Demand notes issued to the U.S. Treasury.............................................. RCON 2840          72,714   15.a.
    b. Trading liabilities................................................................... RFCD 3548              10   15.b.
16. Other borrowed money:                                                                     /////////////////////////
    a. With original maturity of one year or less............................................ RFCD 2332          26,111   16.a.
    b. With original maturity of more than one year.......................................... RFCD 2333         200,000   16.b.
17. Mortgage indebtedness and obligations under capitalized leases........................... RFCD 2910           1,527   17.
18. Bank's liability on acceptances executed and outstanding..................................RFCD 2920          13,418   18.
19. Subordinated notes and debentures........................................................ RFCD 3200               0   19.
20. Other liabilities (from Schedule RC-G)................................................... RFCD 2930          79,673   20.
21. Total liabilities (sum of items 13 through 20)........................................... RFCD 2948       6,980,581   21.
                                                                                              /////////////////////////
22. Limited-life preferred stock and related surplus......................................... RFCD 3282               0   22.
EQUITY CAPITAL                                                                                /////////////////////////
23. Perpetual preferred stock and related surplus............................................ RFCD 3838               0   23.
24. Common Stock............................................................................. RFCD 3230          75,000   24.
25. Surplus (exclude all surplus related to preferred stock)................................. RFCD 3839         101,476   25.
26. a. Undivided profits and capital reserves................................................ RFCD 3632         391,707   26.a.
    b. Net unrealized holding gains (losses) on available-for-sale securities................ RFCD 8434         (13,297)  26.b.
27. Cumulative foreign currency translation adjustments...................................... RFCD 3284               0   27.
28. Total equity capital (sum of items 23 through 27)........................................ RFCD 3210         554,886   28.
29. Total liabilities, limited-life preferred stock, and equity capital (sum of items 21, 22, /////////////////////////
    and 28).................................................................................. RFCD 3300       7,535,467   29.

Memorandum
To be reported only with the March Report of Condition.
                                                                                                           Number
1. Indicate in the box at the right the number of the statement below that best describes the most comprehensive level of auditing work performed for the bank by independent external
   auditors as of any date during 1993............................................................. RCFD 6724 N/A   M.1.

1 = Independent audit for the bank conducted in accordance with generally accepted auditing standards by a certified public accounting firm which submits a report on the bank
2 = Independent audit of the bank's parent holding company conducted in accordance with generally accepted auditing standards by a certified public accounting firm which submits a report on the consolidated holding company (but not on the bank separately)
3 = Directors' examination of the bank conducted in accordance with generally accepted auditing standards by a certified public accounting firm (may be required by state chartering authority)
4 = Directors' examination of the bank performed by other external auditors (may be required by state chartering authority)
5 = Review of the bank's financial statements by external auditors
6 = Compilation of the bank's financial statements by external auditors
7 = Other audit procedures (excluding tax preparation work)
8 = No external audit work

(1) Includes total demand deposits and noninterest-bearing time and savings deposits.

Schedule RC-A--Cash and Balances Due From Depository Institutions
Exclude assets held in trading accounts.

                                                                                                               C405
                                                                                (Column A)           (Column B)
                                                                               Consolidated           Domestic
                                                                                   Bank               Offices
                                                 Dollar Amounts in Thousands RCFD Bil Mil Thou    RCON Bil Mil Thou

1. Cash items in process of collection, unposted debits, and currency and    //////////////////   //////////////////
   coin..................................................................... 0022       455,137   //////////////////   1.
   a. Cash items in process of collection and unposted debits............... //////////////////   0020       325,805   1.a.
   b. Currency and coin..................................................... //////////////////   0080       129,332   1.b.
2. Balances due from depository institutions in the U.S..................... //////////////////   0082        17,882   2.
   a. U.S. branches and agencies of foreign banks (including their IBFs).... 0083             0   //////////////////   2.a.
   b. Other commercial banks in the U.S. and other depository institutions   //////////////////   //////////////////
      in the U.S. (including their IBFs).................................... 0085        17,882   //////////////////   2.b.
3. Balances due from banks in foreign countries and foreign central banks... //////////////////   0070         1,082   3.
   a. Foreign branches of other U.S. banks.................................. 0073           879   //////////////////   3.a.
   b. Other banks in foreign countries and foreign central banks............ 0074         3,395   //////////////////   3.b.
4. Balances due from Federal Reserve Banks.................................. 0090        21,796   0090        21,796   4.
5. Total (sum of items 1 through 4) (total of column A must equal            //////////////////   //////////////////
   Schedule RC, sum of items 1.a and 1.b)................................... 0010       499,089   0010       495,897   5.

Memorandum                                                        Dollar Amounts in Thousands     RCON  Bil Mil Thou
1. Noninterest-bearing balances due from commercial banks in the U.S. (included in item 2,        //////////////////
   column B above)...........................................................................     0050        17,219   M.1.

Schedule RC-B--Securities
Exclude assets held in trading accounts.
                                                                                                              C410
                                                Held-to-maturity                       Available-for-sale
                                         (Column A)          (Column B)           (Column C)        (Column D)
                                       Amortized Cost        Fair Value        Amortized Cost      Fair Value(1)
        Dollar Amounts in Thousands  RCFD  Bil Mil Thou  RCFD  Bil Mil Thou  RCFD  Bil Mil Thou  RCFD  Bil Mil Thou
1. U.S. Treasury securities........  0211       174,844  0213       169,423  1286       324,503  1287       324,008   1.
2. U.S. Government agency            //////////////////  //////////////////  //////////////////  //////////////////
   and corporation obligations       //////////////////  //////////////////  //////////////////  //////////////////
   (exclude mortgage-backed          //////////////////  //////////////////  //////////////////  //////////////////
   securities):                       //////////////////  //////////////////  //////////////////  //////////////////
   a. Issued by U.S. Govern-         //////////////////  //////////////////  //////////////////  //////////////////
      ment agencies(2).............  1289             0  1290             0  1291             0  1293             0    2.a.
   b. Issued by U.S.                 //////////////////  //////////////////  //////////////////  //////////////////
      Government-sponsored           //////////////////  //////////////////  //////////////////  //////////////////
      agencies(3)..................  1294        90,192  1295        85,061  1297             0  1298             0    2.b.
3. Securities issued by states       //////////////////  //////////////////  //////////////////  //////////////////
   and political subdivisions        //////////////////  //////////////////  //////////////////  //////////////////
   in the U.S.:                      //////////////////  //////////////////  //////////////////  //////////////////
   a. General obligations..........  1676         6,764  1677         6,529  1678             0  1679             0    3.a.
   b. Revenue obligations..........  1681         2,000  1686         1,838  1690             0  1691             0    3.b.
   c. Industrial development
      and similar obligations......  1694             0  1695             0  1696             0  1697             0    3.c.
4. Mortgage-backed                   //////////////////  //////////////////  //////////////////  //////////////////
   securities (MBS):                 //////////////////  //////////////////  //////////////////  //////////////////
   a. Pass-through securities:       //////////////////  //////////////////  //////////////////  //////////////////
      (1) Guaranteed by              //////////////////  //////////////////  //////////////////  //////////////////
          GNMA.....................  1698       121,745  1699       114,077  1701        50,601  1702        50,106    4.a.(1)
      (2) Issued by FMNA             //////////////////  //////////////////  //////////////////  //////////////////
          and FHLMC................  1703             0  1705             0  1706             0  1707             0    4.a.(2)
      (3) Privately-issued.........  1709             0  1710             0  1711             0  1713             0    4.a.(3)
   b. CMOs and REMICs:               //////////////////  //////////////////  //////////////////  //////////////////
      (1) Issued by FNMA             //////////////////  //////////////////  //////////////////  //////////////////
          and FHLMC...............   1714       908,460  1715       864,054  1716       276,244  1717       256,193    4.b.(1)
      (2) Privately-issued           //////////////////  //////////////////  //////////////////  //////////////////
          and collateralized         //////////////////  //////////////////  //////////////////  //////////////////
          by MBS issued or           //////////////////  //////////////////  //////////////////  //////////////////
          guaranteed by              //////////////////  //////////////////  //////////////////  //////////////////
          FNMA, FHLMC, or            //////////////////  //////////////////  //////////////////  //////////////////
          GNMA...................    1718         3,215  1719         3,210  1731             0  1732             0    4.b.(2)
      (3) All other privately-       //////////////////  //////////////////  //////////////////  //////////////////
          issued.................    1733       152,913  1734       142,403  1735             0  1736             0    4.b.(3)
5. Other debt securities:            //////////////////  //////////////////  //////////////////  //////////////////
   a. Other domestic debt            //////////////////  //////////////////  //////////////////  //////////////////
      securities.................    1737         1,700  1738         1,713  1739             0  1741             0    5.a.
   b. Foreign debt                   //////////////////  //////////////////  //////////////////  //////////////////
      securities.................    1742         1,025  1743         1,025  1744             0  1746             0    5.b.

(1) Includes equity securities without readily determinable fair values at historical cost in item 6.c., column D.
(2) Includes Small Business Administration "Guaranteed Loan Pool Certificates," U.S. Maritime Administration obligations, and Export-Import Bank participation certificates.
(3) Includes obligations (other than pass-through securities, CMOs, and REMICs) issued by the Farm Credit System, the Federal Home Loan Bank System, the Federal Home Loan Mortgage Corporation, the Federal National Mortgage Association, the Financing Corporation, Resolution Funding Corporation, the Student Loan Marketing Association, and the Tennessee Valley Authority.


Schedule RC-B - Continued
                                                Held-to-maturity                       Available-for-sale
                                         (Column A)          (Column B)           (Column C)        (Column D)
                                       Amortized Cost        Fair Value        Amortized Cost      Fair Value(1)
        Dollar Amounts in Thousands  RCFD  Bil Mil Thou  RCFD  Bil Mil Thou  RCFD  Bil Mil Thou  RCFD  Bil Mil Thou
6. Equity securities:                //////////////////  //////////////////  //////////////////  //////////////////
   a. Investments in mutual
      funds........................  //////////////////  //////////////////  1747             0  1748             0     6.a.
   b. Other equity securities        //////////////////  //////////////////  //////////////////  //////////////////
      with readily determin-         //////////////////  //////////////////  //////////////////  //////////////////
      able fair values.............  //////////////////  //////////////////  1749           176  1751           176     6.b.
   c. All other equity               //////////////////  //////////////////  //////////////////  //////////////////
      securities(1)................  //////////////////  //////////////////  1752        26,376  1753        26,376     6.c.
7. Total (sum of items 1             //////////////////  //////////////////  //////////////////  //////////////////
   through 6) (total of              //////////////////  //////////////////  //////////////////  //////////////////
   column A must equal               //////////////////  //////////////////  //////////////////  //////////////////
   Schedule RC, item 2.a)            //////////////////  //////////////////  //////////////////  //////////////////
   (total of column D must           //////////////////  //////////////////  //////////////////  //////////////////
   equal Schedule RC,                //////////////////  //////////////////  //////////////////  //////////////////
   item 2.b).......................  1754     1,462,858  1771     1,389,333  1772       677,900  1773       656,859     7.

                                                                                                                     C412
Memoranda                                                                 Dollar Amounts in Thousands  RCFD  Bil Mil Thou
1. Pledged securities(2).............................................................................  0416    1,626,966   M.1.
2. Maturity and repricing data for debt securities(2)(3)(4) (excluding those in nonaccrual status):    /////////////////
   a. Fixed rate debt securities with a remaining maturity of:                                         /////////////////
      (1) Three months or less.......................................................................  0343        49,825  M.2.a.(1)
      (2) Over three months through 12 months........................................................  0344       324,407  M.2.a.(2)
      (3) Over one year through five years...........................................................  0345       135,355  M.2.a.(3)
      (4) Over five years............................................................................  0346     1,207,893  M.2.a.(4)
      (5) Total fixed rate debt securities (sum of Memorandum items 2.a.(1) through 2.a.(4)).........  0347     1,717,480  M.2.a.(5)
  b. Floating rate debt securities with a repricing frequency of:                                      /////////////////
      (1) Quarterly or more frequently...............................................................  4544       203,808  M.2.b.(1)
      (2) Annualy or more frequently, but less frequently than quarterly.............................  4545       171,877  M.2.b.(2)
      (3) Every five years or more frequently, but less frequently than annually.....................  4551             0  M.2.b.(3)
      (4) Less frequently than every five years......................................................  4552             0  M.2.b.(4)
      (5) Total floating rate debt securities (sum of Memorandum items 2.b.(1) through 2.b.(4))......  4553       375,685  M.2.b.(5)
  c. Total debt securities (sum of Memorandum items 2.a.(5) and 2.b.(5)) (must equal total debt        //////////////////
     securities from Schedule RC-B, sum of items 1 through 5, columns A and D, minus nonaccrual        //////////////////
     debt securities included in Schedule RC-N, item 9, column C)....................................  0393     2,093,165  M.2.c.
3. Not applicable                                                                                      //////////////////
4. Held-to-maturity debt securities restructured and in compliance with modified terms (included       //////////////////
   in Schedule RC-B, items 3 through 5, column A, above).............................................  5365             0  M.4.
5. Not applicable                                                                                      //////////////////
6. Floating rate debt securities with a remaining maturity of one year or less(2) (included in         //////////////////
   Memorandum item 2.b.(5) above)....................................................................  5519             0  M.6.
7. Amortized cost of held-to-maturity securities sold or transferred to available-for-sale or          //////////////////
   trading securities during the calendar year-to-date...............................................  1778             0  M.7.

(1) Includes equity securities without readily determinable fair values at historical cost in item 6.c, column D.
(2) Includes held-to-maturity securities at amortized cost and available-for-sale securities at fair value.
(3) Exclude equity securities, e.g., investments in mutual funds, Federal Reserve stock, common stock, and preferred stock.
(4) Memorandum item 2 is not applicable to savings banks that must complete supplemental Schedule RC-J.

Schedule RC-C--Loans and Lease Financing Receivables

Part I. Loans and Leases

Do not deduct the allowance for loan and lease losses from amounts reported in this schedule. Report total loans and leases, net of unearned income. Exclude assets held in trading accounts.


                                                                                                                 C415
                                                                                   (Column  A)          (Column B)
                                                                                  Consolidated           Domestic
                                                                                      Bank               Offices
                                                 Dollar Amounts in Thousands   RCFD  Bil Mil Thou   RCON  Bil Mil Thou
 1. Loans secured by real estate ...........................................   1410     2,188,832   //////////////////    1.
    a. Construction and land development ...................................   //////////////////   1415       124,147    1.a.
    b. Secured by farmland (including farm residential and other               //////////////////   //////////////////
       improvements) .......................................................   //////////////////   1420        17,329    1.b.
    c. Secured by 1-4 family residential properties:                           //////////////////   //////////////////
       (1) Revolving, open-end loans secured by 1-4 family residential         //////////////////   //////////////////
           properties and extended under lines of credit ...................   //////////////////   1797       107,868    1.c.(1)
       (2) All other loans secured by 1-4 family residential properties:       //////////////////   //////////////////
           (a) Secured by first liens ......................................   //////////////////   5367     1,007,954    1.c.(2)(a)
           (b) Secured by junior liens .....................................   //////////////////   5368        47,425    1.c.(2)(b)
    d. Secured by multifamily (5 or more) residential properties ...........   //////////////////   1460        34,334    1.d.
    e. Secured by nonfarm nonresidential properties ........................   //////////////////   1480       849,775    1.e.
 2. Loans to depository institutions:                                          //////////////////   //////////////////
    a. To commercial banks in the U.S. .....................................   //////////////////   1505           896    2.a.
       (1) To U.S. branches and agencies of foreign banks ..................   1506             0   //////////////////    2.a.(1)
       (2) To other commercial banks in the U.S. ...........................   1507           896   //////////////////    2.a.(2)
    b. To other depository institutions in the U.S. ........................   1517           844   1517           844    2.b.
    c. To banks in foreign countries .......................................   //////////////////   1510           623    2.c.
       (1) To foreign branches of other U.S. banks .........................   1513             0   //////////////////    2.c.(1)
       (2) To other banks in foreign countries .............................   1516           623   //////////////////    2.c.(2)
 3. Loans to finance agricultural production and other loans to farmers ....   1590        14,765   1590        14,765    3.
 4. Commercial and industrial loans:                                           //////////////////   //////////////////
    a. To U.S. addressees (domicile) .......................................   1763     1,080,073   1763     1,080,073    4.a.
    b. To non-U.S. addressees (domicile) ...................................   1764             0   1764             0    4.b.
 5. Acceptances of other banks:                                                //////////////////   //////////////////
    a. Of U.S. banks .......................................................   1756           114   1756           114    5.a.
    b. Of foreign banks ....................................................   1757            38   1757            38    5.b.
 6. Loans to individuals for household, family, and other personal             //////////////////   //////////////////
    expenditures (i.e., consumer loans) (includes purchased paper) .........   //////////////////   1975       920,884    6.
    a. Credit cards and related plans (includes check credit and other         //////////////////   //////////////////
       revolving credit plans) .............................................   2008        56,146   //////////////////
    b. Other (includes single payment, installment, and all student loans) .   2011       864,738   //////////////////
 7. Loans to foreign governments and official institutions (including          //////////////////   //////////////////
    foreign central banks) .................................................   2081             0   2081             0    7.
 8. Obligations (other than securities and leases) of states and political     //////////////////   //////////////////
    subdivisions in the U.S. (includes nonrated industrial development         //////////////////   //////////////////
    obligations) ...........................................................   2107        90,001   2107        90,001    8.
 9. Other loans ............................................................   1563       238,138   //////////////////    9.
    a. Loans for purchasing or carrying securities (secured and unsecured) .   //////////////////   1545        32,921    9.a.
    b. All other loans (exclude consumer loans) ............................   //////////////////   1564       205,217    9.b.
10. Lease financing receivables (net of unearned income) ...................   //////////////////   2165       157,682   10.
    a. Of U.S. addressees (domicile) .......................................   2182       157,682   //////////////////   10.a.
    b. Of non-U.S. addressees (domicile) ...................................   2183             0   //////////////////   10.b.
11. LESS: Any unearned income on loans reflected in items 1-9 above ........   2123             0   2123             0   11.
12. Total loans and leases, net of unearned income (sum of items 1 through     //////////////////   //////////////////
    10 minus item 11) (total of column A must equal Schedule RC, item 4.a) .   2122     4,692,890   2122     4,692,890   12.


Schedule RC-C--Continued

Part I. Continued
                                                                                   (Column  A)          (Column B)
                                                                                  Consolidated           Domestic
Memoranda                                                                             Bank               Offices
                                                 Dollar Amounts in Thousands   RCFD  Bil Mil Thou   RCON  Bil Mil Thou
 1. Commercial paper included in Schedule RC-C, part I, above ..............   1496         3,182   1496         3,182    M.1.
 2. Loans and leases restructured and in compliance with modified terms        //////////////////   //////////////////
    (included in Schedule RC-C, part I, above):                                //////////////////   //////////////////
    a. Loans secured by real estate:                                           //////////////////   //////////////////
       (1) To U.S. addressees (domicile) ...................................   1687             0   M.2.a.(1)
       (2) To non-U.S. addressees (domicile) ...............................   1689             0   M.2.a.(2)
    b. Loans to finance agricultural production and other loans to farmers .   1613             0   M.2.b.
    c. Commercial and industrial loans:                                        //////////////////
       (1) To U.S. addressees (domicile) ...................................   1758             0   M.2.c.(1)
       (2) To non-U.S. addressees (domicile)................................   1759             0   M.2.c.(2)
    d. All other loans (exclude loans to individuals for household,            //////////////////
       family, and other personal expenditures) ............................   1615             0   M.2.d.
    e. Lease financing receivables:                                            //////////////////
       (1) Of U.S. addressees (domicile) ...................................   1789             0   M.2.e.(1)
       (2) Of non-U.S. addressees (domicile) ...............................   1790             0   M.2.e.(2)
    f. Total (sum of Memorandum items 2.a through 2.e) .....................   1616             0   M.2.f.
 3. Maturity and repricing data for loans and leases(1) (excluding those       //////////////////
    in nonaccrual status):                                                     //////////////////
    a. Fixed rate loans and leases with a remaining maturity of:               //////////////////
       (1) Three months or less ............................................   0348       395,679   M.3.a.(1)
       (2) Over three months through 12 months .............................   0349       518,090   M.3.a.(2)
       (3) Over one year through five years ................................   0356     1,625,521   M.3.a.(3)
       (4) Over five years .................................................   0357       598,140   M.3.a.(4)
       (5) Total fixed rate loans and leases (sum of                           //////////////////
           Memorandum items 3.a.(1) through 3.a.(4)) .......................   0358     3,137,430   M.3.a.(5)
    b. Floating rate loans with a repricing frequency of:                      //////////////////
       (1) Quarterly or more frequently ....................................   4554       986,510   M.3.b.(1)
       (2) Annually or more frequently, but less frequently than quarterly .   4555       189,565   M.3.b.(2)
       (3) Every five years or more frequently, but less frequently than       //////////////////
           annually ........................................................   4561       366,924   M.3.b.(3)
       (4) Less frequently than every five years ...........................   4564         1,053   M.3.b.(4)
       (5) Total floating rate loans (sum of Memorandum items 3.b.(1)          //////////////////
           through 3.b.(4)) ................................................   4567     1,544,052   M.3.b.(5)
    c. Total loans and leases (sum of Memorandum items 3.a.(5) and 3.b.(5))    //////////////////
       (must equal the sum of total loans and leases, net, from                //////////////////
       Schedule RC-C, part I, item 12, plus unearned income from               //////////////////
       Schedule RC-C, part I, item 11, minus total nonaccrual loans and        //////////////////
       leases from Schedule RC-N, sum of items 1 through 8, column C) ......   1479     4,681,482   M.3.c.
 4. Loans to finance commercial real estate, construction, and land            //////////////////
    development activities (not secured by real estate) included in            //////////////////
    Schedule RC-C, part I, items 4 and 9, column A, page RC-6(2) ...........   2746        11,685   M.4.
 5. Loans and leases held for sale (included in Schedule RC-C, part I, above)  5369        69,897   M.5.
 6. Adjustable rate closed-end loans secured by first liens on 1-4 family      //////////////////
    residential properties (included in Schedule RC-C, part I, item            //////////////////   RCON  Bil Mil Thou
    1.c.(2)(a), column B, page RC-6) .......................................   //////////////////   5370       520,541   M.6.


(1) Memorandum item 3 is not applicable to savings banks that must complete supplemental Schedule RC-J.
(2) Exclude loans secured by real estate that are included in Schedule RC-C, part I, item 1, column A.

Schedule RC-D--Trading Assets and Liabilities

Schedule RC-D is to be completed only by banks with $1 billion or more in total assets or with $2 billion or more in par/notional amount of interest rate, foreign exchange rate, and other commodity and equity contracts (as reported in Schedule RC-L, items 11, 12, and 13).

                                                                                                                      C420
                                                                      Dollar Amounts in Thousands   /////////  Bil Mil Thou
ASSETS                                                                                              ///////////////////////
 1. U.S. Treasury securities in domestic offices ................................................   RCON 3531            30    1.
 2. U.S. Government agency and corporation obligations in domestic offices (exclude mortgage-       ///////////////////////
    backed securities) ..........................................................................   RCON 3532           604    2.
 3. Securities issued by states and political subdivisions in the U.S. in domestic offices ......   RCON 3533         1,273    3.
 4. Mortgage-backed securities in domestic offices:                                                 ///////////////////////
    a. Pass-through securities issued or guaranteed by FNMA, FHLMC, or GNMA .....................   RCON 3534           335    4.a.
    b. CMOs and REMICs issued by FNMA or FHLMC ..................................................   RCON 3535             0    4.b.
    c. All other ................................................................................   RCON 3536             0    4.c.
 5. Other debt securities in domestic offices ...................................................   RCON 3537             0    5.
 6. Certificates of deposit in domestic offices .................................................   RCON 3538             0    6.
 7. Commercial paper in domestic offices ........................................................   RCON 3539             0    7.
 8. Bankers acceptances in domestic offices .....................................................   RCON 3540         6,375    8.
 9. Other trading assets in domestic offices ....................................................   RCON 3541             0    9.
10. Trading assets in foreign offices ...........................................................   RCFN 3542             0   10.
11. Revaluation gains on interest rate, foreign exchange rate, and other commodity and equity       ///////////////////////
    contracts:                                                                                      ///////////////////////
    a. In domestic offices ......................................................................   RCON 3543             0   11.a.
    b. In foreign offices .......................................................................   RCFN 3544             0   11.b.
12. Total trading assets (sum of items 1 through 11) (must equal Schedule RC, item 5) ...........   RCFD 3545         8,617   12.

LIABILITIES                                                                                         /////////  Bil Mil Thou
13. Liability for short positions ...............................................................   RCFD 3546            10   13.
14. Revaluation losses on interest rate, foreign exchange rate, and other commodity and equity      ///////////////////////
    contracts ...................................................................................   RCFD 3547             0   14.
15. Total trading liabilities (sum of items 13 and 14) (must equal Schedule RC, item 15.b) ......   RCFD 3548            10   15.


Schedule RC-E--Deposit Liabilities
Part I. Deposits in Domestic Offices
                                                                                                                         C425
                                                                                                      Nontransaction
                                                        Transaction      Accounts                         Accounts
                                                            (Column A)            (Column B)             (Column C)
                                                         Total transaction       Memo: Total              Total
                                                        accounts (including    demand deposits         nontransaction
                                                          total demand          (included in             accounts
                                                            deposits)             column A)          (including MMDAs)
                  Dollar Amounts in Thousands           RCON Bil Mil Thou   RCON  Bil  Mil Thou     RCON  Bil  Mil  Thou
Deposits of:                                            /////////////////   ////////////////////    ////////////////////
1. Individuals, partnerships, and corporations.......   2201   1,832,891    2240       1,091,371    2346       3,484,687 1.
2. U.S. Government...................................   2202      50,487    2280          50,487    2520             443 2.
3. States and political subdivisions in the U.S......   2203      44,642    2290          15,695    2530         128,152 3.
4. Commercial banks in the U.S.......................   2206      46,917    2310          46,917    //////////////////// 4.
   a. U.S. branches and agencies of foreign banks....   ////////////////    ////////////////////    2347               0 4.a.
   b. Other commercial banks in the U.S..............   ////////////////    ////////////////////    2348               0 4.b.
5. Other depository institutions in the U.S..........   2207       2,211    2312           2,211    2349             100 5.
6. Banks in foreign countries........................   2213         192    2320             192    //////////////////// 6.
   a. Foreign branches of other U.S. banks...........   ////////////////    ////////////////////    2367               0 6.a.
   b. Other banks in foreign countries...............   ////////////////    ////////////////////    2373               0 6.b.
7. Foreign governments and official institutions        ////////////////    ////////////////////    ////////////////////
   (including foreign central banks).................   2216           0    2300               0    2377               0 7.
8. Certified and official checks.....................   2330      27,273    2330          27,273    //////////////////// 8.
9. Total (sum of items 1 through 8) (sum of             ////////////////    ////////////////////    ////////////////////
   columns A and C must equal Schedule RC,              ////////////////    ////////////////////    ////////////////////
   item 13.a) .......................................   2215   2,004,613    2210       1,234,146    2385       3,613,382 9.


Memoranda                                                         Dollar Amounts in Thousands       RCON    Bil Mil Thou
1. Selected components of total deposits (i.e., sum of item 9, columns A and C):                     ////////////////////
   a. Total individual Retirement Accounts (IRAs) and Keogh Plan accounts........................   6835         290,202  M.1.a.
   b. Total brokered deposits....................................................................   2365               0  M.1.b.
   c. Fully insured brokered deposits (included in Memorandum item 1.b above):                      ////////////////////
      (1) Issued in denominations of less than $100,000..........................................   2343               0  M.1.c.(1)
      (2) Issued either in denominations of $100,000 or in denominations greater than $100,000      ////////////////////
          and participated out by the broker in shares of $100,000 or less.......................   2344               0  M.1.c.(2)
   d. Total deposits denominated in foreign currencies...........................................   3776               0  M.1.d.
   e. Preferred deposits (uninsured deposits of states and political subdivisions in the U.S.       ////////////////////
      reported in item 3 above which are secured or collateralized as required under state law)..   5590         155,517  M.1.e.
2. Components of total nontransaction accounts (sum of Memoranda items 2.a through 2.d must         ////////////////////
   equal item 9, column c above):                                                                   ////////////////////
   a. Savings deposits:                                                                             ////////////////////
      (1) Money market deposit accounts (MMDAs)..................................................   6810       1,565,169   M.2.a.(1)
      (2) Other savings deposits (excludes MMDAs)................................................   0352         380,479   M.2.a.(2)
   b. Total time deposits of less than $100,000..................................................   6648       1,297,768   M.2.b.
   c. Time certificates of deposit of $100,000 or more...........................................   6645         344,527   M.2.c.
   d. Open-account time deposits of $100,000 or more.............................................   6646          25,439   M.2.d.
3. All NOW accounts (included in column A above).................................................   2398         770,467   M.3.


Part I. Continued

Memoranda (continued)

Deposit Totals for FDIC Insurance Assessments (1)
                                                                  Dollar Amounts in Thousands        RCON   Bil Mil Thou
4. Total deposits in domestic offices (sum of item 9, column A and item 9, column C)                 ///////////////////
   (must equal Schedule RC, item 13.a)...........................................................    2200      5,617,995    M.4.
                                                                                                     ///////////////////
   a. Total demand deposits (must equal item 9, column B)........................................    2210      1,234,146    M.4.a.
   b. Total time and savings deposits (2) (must equal item 9, column A plus item 9, column C         ///////////////////
      minus item 9, column B)....................................................................    2350      4,383,849    M.4.b.

(1) An amended Certified Statement should be submitted to the FDIC if the deposit totals reported  in this item are amended after the semiannual Certified Statement originally covering this report date has been filed with the FDIC.
(2) For FDIC insurance assessment purposes, "total time and savings deposits" consists of nontransaction accounts and all transaction accounts other than demand deposits.



                                                                   Dollar Amounts in Thousands       RCON   Bil Mil Thou
5. Time deposits of less than $100,000 and open-account time deposits of $100,000 or more            ///////////////////
   (included in Memorandum items 2.b and 2.d above) with a remaining maturity or repricing           ///////////////////
   frequency of:(1)                                                                                  ///////////////////
   a. Three months or less........................................................................   0359        328,939  M.5.a.
   b. Over three months through 12 months (but not over 12 months)................................   3644        546,065  M.5.b.
6. Maturity and repricing data for time certificates of deposit of $100,000 or more:(1)              ///////////////////
   a. Fixed rate time certificates of deposit of $100,000 or more with a remaining maturity of:      ///////////////////
      (1) Three months or less....................................................................   2761        143,236  M.6.a.(1)
      (2) Over three months through 12 months.....................................................   2762        142,099  M.6.a.(2)
      (3) Over one year through five years........................................................   2763         55,033  M.6.a.(3)
      (4) Over five years.........................................................................   2765          4,159  M.6.a.(4)
      (5) Total fixed rate time certificates of deposit of $100,000 or more (sum of                  ///////////////////
          Memorandum items 6.a.(1) through 6.a.(4)................................................   2767        344,527  M.6.a.(5)
   b. Floating rate time certificates of deposit of $100,000 or more with a repricing frequency of:  ///////////////////
      (1) Quarterly or more frequently............................................................   4568              0  M.6.b.(1)
      (2) Annually or more frequently, but less frequently than quarterly.........................   4569              0  M.6.b.(2)
      (3) Every five years or more frequently, but less frequently than annually..................   4571              0  M.6.b.(3)
      (4) Less frequently than every five years...................................................   4572              0  M.6.b.(4)
      (5) Total floating rate time certificates of deposit of $100,000 or more (sum of               ///////////////////
          Memorandum items 6.b.(1) through 6.b.(4))................................................  4573              0  M.6.b.(5)
   c. Total time certificates of deposit of $100,000 or more (sum of Memorandum items 6.a.(5)        ///////////////////
      and 6.b.(5)) (must equal Memorandum item 2.c. above)........................................   6645        344,527  M.6.c.

(1) Memorandum items 5 and 6 are not applicable to savings banks that must complete supplemental Schedule RC-J.


Part II. Deposits in Foreign Offices (including Edge and
Agreement Subsidiaries and IBFs)

                                                                   Dollar Amounts in Thousands       RCFN   Bil Mil Thou
Deposits of:                                                                                         ///////////////////
1. Individuals, partnerships, and corporations....................................................   2621         60,300  1.
2. U.S. banks (including IBFs and foreign branches of U.S. banks).................................   2623              0  2.
3. Foreign banks (including U.S. branches and                                                        ///////////////////
   agencies of foreign banks, including their IBFs)...............................................   2625              0  3.
4. Foreign governments and official institutions (including foreign central banks)................   2650              0  4.
5. Certified and official checks..................................................................   2330              0  5.
6. All other deposits.............................................................................   2668              0  6.
7. Total (sum of items 1 through 6) (must equal Schedule RC, item 13.b)...........................   2200         60,300  7.


Schedule RC-F--Other Assets

                                                                                                                       C430
                                                                   Dollar Amounts in Thousands       ////////// Bil Mil Thou
1. Income earned, not collected on loans..........................................................   RCFD  2164       26,097 1.
2. Net deferred tax assets(1).....................................................................   RCFD  2148       52,588 2.
3. Excess residential mortgage servicing fees receivable..........................................   RCFD  5371            0 3.
4. Other (itemize amounts that exceed 25% of this item)...........................................   RCFD  2168       91,704 4.
   a. TEXT 3549 Investment clearing                                    RCFD 3549     27,038          /////////////////////// 4.a.
   b. TEXT 3550                                                        RCFD 3550                     /////////////////////// 4.b.
   c. TEXT 3551                                                        RCFD 3551                     /////////////////////// 4.c.
5. Total (sum of items 1 through 4) (must equal Schedule RC, item 11).............................   RCFD 2160       170,389 5.

Memorandum

                                                                    Dollar Amounts in Thousands      /////////// Bil Mil Thou
1. Deferred tax assets disallowed for regulatory capital purposes..................................  RCFD 5610              0 M.1.




Schedule RC-G--Other Liabilities                                                                                       C435

                                                                     Dollar Amounts in Thousands     /////////// Bil Mil Thou
1. a. Interest accrued and unpaid on deposits in domestic offices(2)..............................   RCON 3645         20,655 1.a.
   b. Other expenses accrued and unpaid (includes accrued income taxes payable)...................   RCFD 3646         47,480 1.b.
2. Net deferred tax liabilities(1)................................................................   RCFD 3049              0 2.
3. Minority interest in consolidated subsidiaries.................................................   RCFD 3000              0 3.
4. Other (itemize amounts that exceed 25% of this item)...........................................   RCFD 2938         11,538 4.
   a. TEXT 3552  Directors' deferred compensation                     RCFD 3552       5,349          //////////////////////// 4.a.
   b. TEXT 3553                                                       RCFD 3553                      //////////////////////// 4.b.
   c. TEXT 3554                                                       RCFD 3554                      //////////////////////// 4.c.
5. Total (sum of items 1 through 4) (must equal Schedule RC, item 20).............................   RCFD 2930         79,673 5.

(1) See discussion of deferred income taxes in Glossary entry on "income taxes."
(2) For savings banks, include "dividends" accrued and unpaid on deposits.


SCHEDULE RC-H--SELECTED BALANCE SHEET ITEMS FOR DOMESTIC OFFICES


                                                                                         C440
                                                                             Domestic Offices
                              Dollar Amounts in Thousands            RCON     Bil      Mil      Thou
1. Customers' liability to this bank on acceptances outstanding....  2155                       13,418      1.
2. Bank's liability on acceptances executed and outstanding........  2920                       13,418      2.
3. Federal funds sold and securities purchased under agreements
      to resell....................................................  1350                       27,296      3.
4. Federal funds purchased and securities sold under agreements
   to repurchase...................................................  2800                      908,512      4.
5. Other borrowed money............................................  3190                      226,111      5.
   EITHER                                                            /////////////////////////////////
6. Net due from own foreign offices, Edge and
    Agreement subsidiaries, and IBFs...............................  2163                       N/A         6.
   OR                                                                /////////////////////////////////
7. Net due to own foreign offices, Edge and Agreement
    subsidiaries, and IBFs.........................................  2941                       57,648      7.
8. Total assets (excludes net due from foreign offices,
    Edge and Agreement subsidiaries, and IBFs).....................  2192                    7,532,227      8.
9. Total liabilities (excludes net due to foreign offices,
    Edge and Agreement subsidiaries, and IBFs).....................  3129                    6,919,693      9.

Items 10-17 include held-to-maturity and available-for-sale securities in domestic offices.

                                                                     RCON     Bil      Mil      Thou
10. U.S. Treasury securities.......................................  1779                      498,852     10.
11. U.S. Government agency and corporation obligations               /////////////////////////////////
     (exclude mortgage-backed securities)..........................  1785                       90,192     11.
12. Securities issued by states and political
     subdivisions in the U.S. .....................................  1786                        8,764     12.
13. Mortgage-backed securities:                                      /////////////////////////////////
    a. Pass-through securities:                                      /////////////////////////////////
       (1) Issued or guaranteed by FNMA, FHLMC, or GNMA............  1787                      171,851     13.a.(1)
       (2) Privately-issued........................................  1869                            0     13.a.(2)
    b. CMOs and REMICs:                                              /////////////////////////////////
       (1) Issued by FNMA and FHLMC................................  1877                    1,164,653     13.b.(1)
       (2) Privately-issued........................................  2253                      156,128     13.b.(2)
14. Other domestic debt securities.................................  3159                        1,700     14.
15. Foreign debt securities........................................  3160                        1,025     15.
16. Equity securities:                                               /////////////////////////////////
    a. Investments in mutual funds.................................  3161                            0     16.a.
    b. Other equity securities with readily determinable
       fair values.................................................  3162                          176     16.b.
    c. All other equity securities.................................  3169                       26,376     16.c.
17. Total held-to-maturity and available-for-sale securities
    (sum of items 10 through 16)...................................  3170                    2,119,717     17.

Memorandum (to be completed only by banks with IBFs and other "foreign" offices)

                              Dollar Amounts in Thousands            RCON     Bil      Mil      Thou
EITHER                                                               /////////////////////////////////
1. Net due from the IBF of the domestic offices
    of the reporting bank..........................................  3051                          N/A     M.1.
   or
2. Net due to the IBF of the domestic offices                        /////////////////////////////////
    of the reporting bank..........................................  3059                          N/A     M.2.

SCHEDULE RC-I--SELECTED ASSETS AND LIABILITIES OF IBFs

To be completed only by banks with IBFs and other "foreign" offices.


                                                                                                C445
                              Dollar Amounts in Thousands            RCFN     Bil      Mil      Thou
1.  Total IBF assets of the consolidated bank (component of
     Schedule RC, item 12).......................................    2133                       N/A     1.
2.  Total IBF loans and lease financing receivables (component of    //////////////////////////////
     Schedule RC-C, part I, item 12, column A)...................    2076                       N/A     2.
3.  IBF commercial and industrial loans (component of Schedule
     RC-C, part I, item 4, Column A).............................    2077                       N/A     3.
4.  Total IBF liabilities (component of Schedule RC, item 21)....    2898                       N/A     4.
5.  IBF deposit liabilities due to banks, including other IBFs       //////////////////////////////
     (component of Schedule RC-E, part II, items 2 and 3)........    2379                       N/A     5.
6.  Other IBF deposit liabilities (component of Schedule RC-E,
     part II, items 1, 4, 5, and 6)..............................    2381                       N/A     6.

SCHEDULE RC-K--QUARTERLY AVERAGES (1)

                                                                                                C455
                              Dollar Amounts in Thousands            //////// Bil      Mil      Thou
ASSETS                                                               ////////////////////////////////
1.  Interest-bearing balances due from depository institutions...... RCFD 3381                  3,697   1.
2.  U.S. Treasury securities and U.S. Government agency and
     corporation obligations (2).................................... RCFD 3382              1,750,489   2.
3.  Securities issued by states and political subdivisions in
     the U.S.(2).................................................... RCFD 3383                  8,530   3.
4.  a. Other debt securities (2).................................... RCFD 3647                162,392   4.a.
    b. Equity securities (3) (includes investments in mutual funds
      and Federal Reserve stock).................................... RCFD 3648                 18,308   4.b.
5.  Federal funds sold and securities purchased under agreements     ////////////////////////////////
      to resell in domestic offices of the bank and of its Edge
      and Agreement subsidiaries, and in IBFs....................... RCFD 3365                 18,196   5.
6.  Loans:                                                           ////////////////////////////////
    a. Loans in domestic offices:                                    ////////////////////////////////
       (1) Total loans.............................................. RCON 3360              4,487,036   6.a.(1)
       (2) Loans secured by real estate............................. RCON 3385              2,131,105   6.a.(2)
       (3) Loans to finance agricultural production and other
            loans to farmers........................................ RCON 3386                  9,650   6.a.(3)
       (4) Commercial and industrial loans.......................... RCON 3387              1,075,788   6.a.(4)
       (5) Loans to individuals for household, family, and other
            personal expenditures................................... RCON 3388                921,830   6.a.(5)
       (6) Obligations (other than securities and leases) of
            states and political subdivisions in the U.S. .......... RCON 3389                 91,784   6.a.(6)
    b. Total loans in foreign offices, Edge and Agreement
        subsidiaries, and IBFs...................................... RCFN 3360                      0   6.b.
7.  Assets held in trading accounts................................. RCFD 3401                 15,939   7.
8.  Lease financing receivables (net of unearned income)............ RCFD 3484                140,652   8.
9.  Total assets.................................................... RCFD 3368              7,269,393   9.
LIABILITIES                                                          ////////////////////////////////
10. Interest-bearing transaction accounts in domestic offices        ////////////////////////////////
     (NOW accounts, ATS accounts, and telephone and preauthorized
     transfer accounts) (exclude demand deposits)................... RCON 3485                763,380   10.
11.  Nontransaction accounts in domestic offices:                    ////////////////////////////////
     a. Money market deposit accounts (MMDAs)....................... RCON 3486              1,530,079   11.a.
     b. Other savings deposits...................................... RCON 3487                389,615   11.b.
     c. Time certificates of deposit of $100,000 or more............ RCON 3345                344,385   11.c.
     d. All other time deposits..................................... RCON 3469              1,330,797   11.d.
12. Interest-bearing deposits in foreign offices, Edge and Agreement
     subsidiaries, and IBFs......................................... RCFN 3404                 58,225   12.
13. Federal funds purchased and securities sold under agreements     ////////////////////////////////
     to repurchase in domestic offices of the bank and of its
     Edge and Agreement subsidiaries, and in IBFs................... RCFD 3353                785,755   13.
14. Other borrowed money............................................ RCFD 3355                138,096   14.

- ---------
(1) For all items, banks have the option of reporting either (1) an average of daily figures for the quarter, or (2) an average of weekly figures (i.e., the Wednesday of each week of the quarter).
(2) Quarterly averages for all debt securities should be based on amortized cost.
(3) Quarterly averages for all equity securities should be based on historical cost.

SCHEDULE RC-L--OFF BALANCE SHEET ITEMS

Please read carefully the instructions for the preparation of Schedule RC-L. Some of the amounts reported in Schedule RC-L are regarded as volume indicators and not necessarily as measures of risk.

                                                                                                                  C460
                                                               Dollar Amounts in Thousands    RCFD    Bil   Mil   Thou
1. Unused commitments:                                                                        ////////////////////////
   a. Revolving, open-end lines secured by 1-4 family residential properties, e.g., home      ////////////////////////
      equity lines.........................................................................   3814             168,349   1.a.
   b. Credit card lines....................................................................   3815                   0   1.b.
   c. Commercial real estate, construction, and land development:                             ////////////////////////
      (1) Commitments to fund loans secured by real estate.................................   3816             131,276   1.c.(1)
      (2) Commitments to fund loans not secured by real estate.............................   6550               3,538   1.c.(2)
   d. Securities underwriting..............................................................   3817                   0   1.d.
   e. Other unused commitments.............................................................   3818           1,572,602   1.e.
2. Financial standby letters of credit and foreign office guarantees.......................   3819             115,474   2.
   a. Amount of financial standby letters of credit conveyed to others   RCFD 3820      600   ////////////////////////   2.a.
3. Performance standby letters of credit and foreign office guarantees.....................   3821              77,121   3.
   a. Amount of performance standby letters of credit conveyed to                             ////////////////////////
      others                                                             RCFD 3822    3,523   ////////////////////////   3.a.
4. Commercial and similar letters of credit................................................   3411              93,451   4.
5. Participations in acceptances (as described in the instructions) conveyed to others        ////////////////////////
   by the reporting bank...................................................................   3428                   0   5.
6. Participations in acceptances (as described in the instructions) acquired by the           ////////////////////////
   reporting (nonaccepting) bank...........................................................   3429                   0   6.
7. Securities borrowed.....................................................................   3432                   0   7.
8. Securities lent (including customers' securities lent where the customer is indemnified    ////////////////////////
   against loss by the reporting bank).....................................................   3433             176,646   8.
9. Mortgages transferred (i.e., sold or swapped) with recourse that have been treated as      ////////////////////////
   sold for Call Report purposes:                                                             ////////////////////////
   a. FNMA and FHLMC residential mortgage loan pools:                                         ////////////////////////
      (1) Outstanding principal balance of mortgages transferred as of the report date.....   3650                   0   9.a.(1)
      (2) Amount of recourse exposure on these mortgages as of the report date.............   3651                   0   9.a.(2)
   b. Private (nongovernment-issued or -guaranteed) residential mortgage loan pools:          ////////////////////////
      (1) Outstanding principal balance of mortgages transferred as of the report date.....   3652                   0   9.b.(1)
      (2) Amount of recourse exposure on these mortgages as of the report date.............   3653                   0   9.b.(2)
   c. Farmer Mac agricultural mortgage loan pools:                                            ////////////////////////
      (1) Outstanding principal balance of mortgages transferred as of the report date.....   3654                   0   9.c.(1)
      (2) Amount of recourse exposure on these mortgages as of the report date.............   3655                   0   9.c.(2)
10. When-issued securities:                                                                   ////////////////////////
   a. Gross commitments to purchase........................................................   3434                   0  10.a.
   b. Gross commitments to sell............................................................   3435                  50  10.b.
11. Interest rate contracts (exclude when-issued securities):                                 ////////////////////////
   a. Notional value of interest rate swaps................................................   3450           1,702,960  11.a.
   b. Futures and forward contracts........................................................   3823              37,196  11.b.
   c. Option contracts (e.g., options on Treasuries):                                         ////////////////////////
      (1) Written option contracts.........................................................   3824                   0  11.c.(1)
      (2) Purchased option contracts.......................................................   3825                   0  11.c.(2)
12. Foreign exchange rate contracts:                                                          ////////////////////////
   a. Notional value of exchange swaps (e.g., cross-currency swaps)........................   3826                   0  12.a.
   b. Commitments to purchase foreign currencies and U.S. dollar exchange (spot, forward,     ////////////////////////
      and futures).........................................................................   3415              26,206  12.b.
   c. Option contracts (e.g., options on foreign currency):                                   ////////////////////////
      (1) Written option contracts.........................................................   3827                   0  12.c.(1)
      (2) Purchased option contracts.......................................................   3828                   0  12.c.(2)

SCHEDULE RC-L--Continued
                                                                                                                  C461
                                                               Dollar Amounts in Thousands    RCFD    Bil   Mil   Thou

13. Contracts on other commodities and equities:                                              ////////////////////////
    a. Notional value of other swaps (e.g., oil swaps).....................................   3829                   0  13.a.
    b. Futures and forward contracts (e.g., stock index and commodity--precious metals,       ////////////////////////
       wheat, cotton, livestock--contracts)................................................   3830                   0  13.b.
    c. Option contracts (e.g., options on commodities, individual stocks and stock indexes):  ////////////////////////
       (1) Written option contracts........................................................   3831                   0  13.c.(1)
       (2) Purchased option contracts......................................................   3832                   0  13.c.(2)
14. All other off-balance sheet liabilities (itemize and describe each component of           ////////////////////////
    this item over 25% of Schedule RC, item 28, "Total equity capital")....................   3430                   0  14.
                                                                                              ////////////////////////
    a.  TEXT 3555                                              RCFD 3555                      ////////////////////////  14.a.
    b.  TEXT 3556                                              RCFD 3556                      ////////////////////////  14.b.
    c.  TEXT 3557                                              RCFD 3557                      ////////////////////////  14.c.
    d.  TEXT 3558                                              RCFD 3558                      ////////////////////////  14.d.
15. All other off-balance sheet assets (itemize and describe each component of this item      ////////////////////////
    over 25% of Schedule RC, item 28, "Total equity capital")..............................   5591                   0  15.
                                                                                              ////////////////////////
    a.  TEXT 5592                                              RCFD 5592                      ////////////////////////  15.a.
    b.  TEXT 5593                                              RCFD 5593                      ////////////////////////  15.b.
    c.  TEXT 5594                                              RCFD 5594                      ////////////////////////  15.c.
    d.  TEXT 5595                                              RCFD 5595                      ////////////////////////  15.d.

Memoranda

                                                               Dollar Amounts in Thousands    RCFD    Bil   Mil   Thou
1. Not applicable                                                                             ////////////////////////
2. Not applicable                                                                             ////////////////////////
3. Unused commitments with an original maturity exceeding one year that are reported in       ////////////////////////
   Schedule RC-L, items 1.a through 1.e, above (report only the unused portions of            ////////////////////////
   commitments that are fee paid or otherwise legally binding)..............................  3833           1,321,366  M.3.
   a. Participations in commitments with an original maturity                                 ////////////////////////
      exceeding one year conveyed to others                       RCFD 3834      23,193       ////////////////////////  M.3.a.
4. To be completed only by banks with $1 billion or more in total assets:                     ////////////////////////
   Standby letters of credit and foreign office guarantees (both financial and performance)   ////////////////////////
   issued to non-U.S. addresses (domicile) included in Schedule RC-L, items 2 and 3, above..  3377               8,312  M.4.
5. To be completed for the September report only:                                             ////////////////////////
   Installment loans to individuals for household, family, and other personal expenditures    ////////////////////////
   that have been securitized and sold without recourse (with servicing retained), amounts    ////////////////////////
   outstanding by type of loan:                                                               ////////////////////////
   a. Loans to purchase private passenger automobiles.......................................  2741                 N/A  M.5.a.
   b. Credit cards and related plans........................................................  2742                 N/A  M.5.b.
   c. All other consumer installment credit (including mobile home loans)...................  2743                 N/A  M.5.c.


Schedule RC-M--Memoranda

                                                                                                                      C465
                                                                  Dollar Amounts in Thousands          RCFD   Bil Mil Thou
1. Extensions of credit by the reporting bank to its executive officers, directors, principal          ///////////////////
   shareholders, and their related interests as of the report date:                                    ///////////////////
   a. Aggregate amount of all extensions of credit to all executive officers, directors, principal     ///////////////////
      shareholders, and their related interests .....................................................  6164        186,383  1.a.
   b. Number of executive officers, directors, and principal shareholders to whom the amount of all    ///////////////////
      extensions of credit by the reporting bank (including extensions of credit to                    ///////////////////
      related interests) equals or exceeds the lesser of $500,000 or 5 percent                 Number  ///////////////////
      of total capital as defined for this purpose in agency regulations.                RCFD 6165 10  ///////////////////  1.b.
2. Federal funds sold and securities purchased under agreements to resell with U.S. branches           ///////////////////
   and agencies of foreign banks(1) (included in Schedule RC, items 3.a and 3.b).....................  3405              0  2.
3. Not applicable.                                                                                     ///////////////////
4. Outstanding principal balance of 1-4 family residential mortgage loans serviced for others          ///////////////////
   (include both retained servicing and purchased servicing):                                          ///////////////////
   a. Mortgages serviced under a GNMA contract.......................................................  5500              0 4.a.
   b. Mortgages serviced under a FHLMC contract:                                                       ///////////////////
     (1) Serviced with recourse to servicer.........................................................   5501              0 4.b.(1)
     (2) Serviced without recourse to servicer.......................................................   5502        117,825 4.b.(2)
   c. Mortgages serviced under a FNMA contract:                                                        ///////////////////
     (1) Serviced under a regular option contract...................................................   5503              0 4.c.(1)
     (2) Serviced under a special option contract...................................................   5504        111,677 4.c.(2)
   d. Mortgages serviced under other servicing contracts.............................................  5505         14,573 4.d.
5. To be completed only by banks with $1 billion or more in total assets:                              ///////////////////
   Customers' liability to this bank on acceptances outstanding (sum of items 5.a and 5.b must         ///////////////////
   equal Schedule RC, item 9):                                                                         ///////////////////
   a. U.S. addressees (domicile).....................................................................  2103         13,418 5.a.
   b. Non-U.S. addressees (domicile).................................................................  2104              0 5.b.
6. Intangible assets:                                                                                  ///////////////////
   a. Mortgage servicing rights......................................................................  3164              0 6.a.
   b. Other identifiable intangible assets:                                                            ///////////////////
     (1) Purchased credit card relationships........................................................   5506              0 6.b.(1)
     (2) All other identifiable intangible assets...................................................   5507          6,009 6.b.(2)
   c. Goodwill.......................................................................................  3163         12,665 6.c.
   d. Total (sum of items 6.a through 6.c) (must equal Schedule RC, item 10).........................  2143         18,674 6.d.
   e. Intangible assets that have been grandfathered for regulatory capital purposes.................  6442              0 6.e.

                                                                                                            Yes         No
7. Does your bank have any mandatory convertible debt that is part of your Tier 2 capital?...........  6167       ///    X 7.
   If yes, complete items 7.a through 7.e:                                                             RCFD   Bil Mil Thou
   a. Total equity contract notes, gross.............................................................  3290            N/A 7.a.
   b. Common or perpetual preferred stock dedicated to redeem the above notes........................  3291            N/A 7.b.
   c. Total equity commitment notes, gross...........................................................  3293            N/A 7.c.
   d. Common or perpetual preferred stock dedicated to redeem the above notes........................  3294            N/A 7.d.
   e. Total (item 7.a minus 7.b plus 7.c minus 7.d)..................................................  3295            N/A 7.e.

(1) Do not report federal funds sold and securities purchased under agreements to resell with other commercial banks in the U.S. in this item.

                                                                  Dollar Amounts in Thousands  ////////   Bil Mil Thou
 8. a.  Other real estate owned:                                                               ///////////////////////
       (1) Direct and indirect investments in real estate ventures...........................  RCFD 5372             0   8.a.(1)
       (2) All other real estate owned:                                                        ///////////////////////
           (a) Construction and land development in domestic offices.........................  RCON 5508         6,219   8.a.(2)(a)
           (b) Farmland in domestic offices..................................................  RCON 5509            75   8.a.(2)(b)
           (c) 1-4 family residential properties in domestic offices.........................  RCON 5510           895   8.a.(2)(c)
           (d) Multifamily (5 or more) residential properties in domestic offices............  RCON 5511            45   8.a.(2)(d)
           (e) Nonfarm nonresidential properties in domestic offices.........................  RCON 5512         2,781   8.a.(2)(e)
           (f) In foreign offices............................................................  RCFN 5513             0   8.a.(2)(f)
       (3) Total (sum of items 8.a.(1) and 8.a.(2)) (must equal Schedule RC, item 7).........  RCFD 2150        10,015   8.a.(3)
    b. Investments in unconsolidated subsidiaries and associated companies:                    ///////////////////////
       (1) Direct and indirect investments in real estate ventures...........................  RCFD 5374             0   8.b.(1)
       (2) All other investments in unconsolidated subsidiaries and associated companies.....  RCFD 5375             0   8.b.(2)
       (3) Total (sum of items 8.b.(1) and 8.b.(2)) (must equal Schedule RC, item 8).........  RCFD 2130             0   8.b.(3)
    c. Total assets of unconsolidated subsidiaries and associated companies..................  RCFD 5376             0   8.c.
 9. Noncumulative perpetual preferred stock and related surplus included in Schedule RC,       ///////////////////////
    item 23, "Perpetual preferred stock and related surplus".................................  RCFD 3778             0   9.
10. Mutual fund and annuity sales in domestic offices during the quarter (include              ///////////////////////
    proprietary, private label, and third party mutual funds):                                 ///////////////////////
    a. Money market funds....................................................................  RCON 6441           285   10.a.
    b. Equity securities funds...............................................................  RCON 8427         3,555   10.b.
    c. Debt securities funds.................................................................  RCON 8428         1,406   10.c.
    d. Other mutual funds....................................................................  RCON 8429         1,580   10.d.
    e. Annuities.............................................................................  RCON 8430        17,060   10.e.


Memorandum                                                       Dollar Amounts in Thousands   RCFD  Bil Mil Thou
1. Interbank holdings of capital instruments (to be completed for the December report only):   //////////////////
   a. Reciprocal holdings of banking organizations' capital instruments......................  3886             0  M.1.a.
   b. Nonreciprocal holdings of banking organizations' capital instruments...................  3837           200  M.1.b.


Schedule RC-N--Past Due and Nonaccrual Loans, Leases,
               and Other Assets

The FFIEC regards the information reported in                                                              C470
all of Memorandum item 1, in items 1 through 10,        (Column A)             (Column B)       (Column C)
column A, and in Memorandum items 2 through 4,           Past due             Past due 90       Nonaccrual
column A, as confidential.                             30 through 89         days or more
                                                       days and still         and still
                                                          accruing            accruing
                        Dollar Amounts in Thousands  RCFD  Bil Mil Thou  RCFD  Bil Mil Thou  RCFD  Bil Mil Thou
 1. Loans secured by real estate:                    //////////////////  //////////////////  //////////////////
    a. To U.S. addressees (domicile)................ 1245        13,302  1246         2,651  1247         7,657  1.a.
    b. To non-U.S. addressees (domicile)............ 1248             0  1249             0  1250             0  1.b.
 2. Loans to depository institutions and             //////////////////  //////////////////  //////////////////
    acceptances of other banks:                      //////////////////  //////////////////  //////////////////
    a. To U.S. banks and other U.S. depository       //////////////////  //////////////////  //////////////////
       institutions................................. 5337             0  5378             0  5379             0  2.a.
    b. To foreign banks............................. 5380             0  5381             0  5382             0  2.b.
 3. Loans to finance agricultural production and     //////////////////  //////////////////  //////////////////
    other loans to farmers.......................... 1594             0  1597             0  1583             0  3.
 4. Commercial and industrial loans:                  //////////////////  //////////////////  //////////////////
    a. To U.S. addressees (domicile)                 1251         5,206  1252           205  1253         3,588  4.a.
    b. To non-U.S. addressees (domicile)             1254             0  1255             0  1256             0  4.b.
 5. Loans to individuals for household, family, and  //////////////////  //////////////////  //////////////////
    other personal expenditures:                     //////////////////  //////////////////  //////////////////
    a. Credit cards and related plans............... 5383           515  5384            40  5385             0  5.a.
    b. Other (includes single payment, installment,  //////////////////  //////////////////  //////////////////
       and all student loans)....................... 5386         5,843  5387         1,199  5388            41  5.b.
 6. Loans to foreign governments and official        //////////////////  //////////////////  //////////////////
    institutions.................................... 5389             0  5390             0  5391             0  6.
 7. All other loans................................. 5459           314  5460            15  5461           122  7.
 8. Lease financing receivables:                     //////////////////  //////////////////  //////////////////
    a. Of U.S. addressees (domicile)................ 1257           530  1258            92  1259             0  8.a.
    b. Of non-U.S. addressees (domicile)............ 1271             0  1272             0  1791             0  8.b.
 9. Debt securities and other assets (exclude other  //////////////////  //////////////////  //////////////////
    real estate owned and other repossessed assets). 3505             0  3506             0  3507             0  9.

Amounts reported in items 1 through 8 above include guaranteed and unguaranteed portions of past due and nonaccrual loans and leases. Report in item 10 below certain guaranteed loans and leases that have already been included in the amounts reported in items 1 through 8.


                                                     RCFD  Bil Mil Thou  RCFD  Bil Mil Thou  RCFD  Bil Mil Thou
10. Loans and leases reported in items 1
    through 8 above which are wholly or partially  //////////////////  //////////////////  //////////////////
    guaranteed by the U.S. Government..............  5612           471  5613              0 5614           756  10.
    a. Guaranteed portion of loans and leases        //////////////////  //////////////////  //////////////////
       included in item 10 above...................  5615           389  5616              0 5617           525  10.a.

Schedule RC-N--Continued
                                                                                                              C473
                                                             (Column A)               (Column B)        (Column C)
                                                              Past due               Past due 90        Nonaccrual
                                                            30 through 89           days or more
                                                            days and still           and still
                                                                accruing             accruing

Memoranda                    Dollar Amounts in Thousands   RCFD  Bil Mil Thou   RCFD  Bil Mil Thou   RCFD  Bil Mil Thou
1. Restructured loans and leases included in               //////////////////   //////////////////   //////////////////
   Schedule RC-N, items 1 through 8, above...............  1658              0   1659             0   1661             0   M.1.
2. Loans to finance commercial real estate,                //////////////////   //////////////////   //////////////////
   construction, and land development activities           //////////////////   //////////////////   //////////////////
   (not secured by real estate) included in                //////////////////   //////////////////   //////////////////
   Schedule RC-N, items 4 and 7, above...................  6558               0  6559              0  6560             0   M.2.

                                                           RCON  Bil Mil Thou   RCON  Bil Mil Thou   RCFD  Bil Mil Thou

3. Loans secured by real estate in domestic offices
   (included in Schedule RC-N, item 1, above):             //////////////////   //////////////////   //////////////////
   a. Construction and land development..................  2759            274  2769            306   3492          140    M.3.a.
   b. Secured by farmland................................  3493              6  3494              0   3495            0    M.3.b.
   c. Secured by 1-4 family residential properties:        //////////////////   //////////////////   //////////////////
     (1) Revolving, open-end loans secured by              //////////////////   //////////////////   //////////////////
         1-4 family residential properties and             //////////////////   //////////////////   //////////////////
         extended under lines of credit..................  5398            742  5399              0   5400            0    M.3.c.(1)
     (2) All other loans secured by 1-4 family             //////////////////   //////////////////   //////////////////
         residential properties..........................  5401          8,129  5402          1,821   5403          659    M.3.c.(2)
   d. Secured by multifamily (5 or more)                   //////////////////   //////////////////   //////////////////
      residential properties.............................  3499              0  3500              0   3501            0    M.3.d.
   e. Secured by nonfarm nonresidential properties.......  3502          4,151  3503            524   3504        6,858    M.3.e.

                                                              (Column A)            (Column B)
                                                              Past due 30          Past due 90
                                                            through 89 days       days or more
                                                           RCFD  Bil Mil Thou  RCFD  Bil Mil Thou

4. Interest rate, foreign exchange rate, and other         //////////////////   //////////////////
   commodity and equity contracts:                         //////////////////   //////////////////
   a. Book value of amounts carried as assets............  3522              0  3528             0   M.4.a.
   b. Replacement cost of contracts with a                 //////////////////   //////////////////
      positive replacement cost..........................  3529              0  3530             0   M.4.b.

Schedule RC-O--Other Data for Deposit Insurance Assessments
An Amended Certified Statement should be submitted to the FDIC if the amounts reported in items 1 through 10 of this schedule are amended after the semiannual Certified Statement originally covering this report date has been filed with the FDIC.




                                                                                     C475
                                   Dollar Amounts in Thousands          RCON   Bil Mil Thou
1. Unposted debits (see instructions):                                  ///////////////////
   a. Actual amount of all unposted debits............................. 0030              0   1.a.
      OR
   b. Separate amount of unposted debits:                               ///////////////////
      (1) Actual amount of unposted debits to demand deposits.......... 0031            N/A    1.b.(1)
      (2) Actual amount of unposted debits to time and savings
          deposits (1)................................................. 0032            N/A    1.b.(2)
2. Unposted credits (see instructions):                                 ///////////////////
   a. Actual amount of all unposted credits............................ 3510              0    2.a.
      OR
   b. Separate amount of unposted credits:                              ///////////////////
      (1) Actual amount of unposted credits to demand deposits......... 3512            N/A    2.b.(1)
      (2) Actual amount of unposted credits to time and savings
          deposits(1).................................................. 3514            N/A    2.b.(2)
3. Uninvested trust funds (cash) held in bank's own trust department    ///////////////////
   (not included in total deposits in domestic offices)................ 3520              0    3.
4. Deposits of consolidated subsidiaries in domestic offices and in     ///////////////////
   insured branches in Puerto Rico and U.S. territories and             ///////////////////
   possessions (not included in total deposits):
   a. Demand deposits of consolidated subsidiaries..................... 2211             190   4.a.
   b. Time and savings deposits(1) of consolidated subsidiaries........ 2351               0   4.b.
   c. Interest accrued and unpaid on deposits of consolidated
      subsidiaries..................................................... 5514               0   4.c.
5. Deposits in insured branches in Puerto Rico and U.S. territories
   and possessions:                                                     ////////////////////
   a. Demand deposits in insured branches (included in Schedule RC-E,
      Part II)......................................................... 2229               0   5.a.
   b. Time and savings deposits(1) in insured branches (included in
      Schedule RC-E, Part II).......................................... 2383               0   5.b.
   c. Interest accrued and unpaid on deposits in insured branches       ////////////////////
      (included in Schedule RC-G, item 1.b)............................ 5515               0   5.c.


Item 6 is not applicable to state nonmember banks that have not been    ////////////////////
authorized by the Federal Reserve to act as pass-through                ////////////////////
correspondents.

6. Reserve balances actually passed through to the Federal Reserve      ////////////////////
   by the reporting bank on behalf of its respondent depository         ////////////////////
   institutions that are also reflected as deposit liabilities          ////////////////////
   of the reporting bank:
   a. Amount reflected in demand deposits (included in Schedule RC-E,
      Part I, Memorandum item 4.a)..................................... 2314             143   6.a.
   b. Amount reflected in time and savings deposits(1) (included in     ////////////////////
      Schedule RC-E, Part I,                                            ////////////////////
      Memorandum item 4.b)............................................. 2315               0   6.b.
7. Unamortized premiums and discounts on time and savings deposits:(1)  ////////////////////
   a. Unamortized premiums............................................. 5516               0   7.a.
   b. Unamortized discounts............................................ 5517               0   7.b.
8. To be completed by banks with "Oakar deposits."
   Total "Adjusted Attributable Deposits" of all institutions acquired under Section 5(d)(3) of the Federal Deposit Insurance Act (from
   most recent FDIC Oakar Transaction Worksheet(s)).................... 5518          45,204   8.
9. Deposits in lifeline accounts....................................... 5596////////////////   9.
10.Benefit-responsive "Depository Institution Investment Contracts"     ////////////////////
   (included in total deposits in domestic offices).................... 8432               0  10.


(1) For FDIC insurance assessment purposes, "time and savings deposits" consists of nontransaction accounts and all transaction accounts other than demand deposits.

Memoranda (to be completed each quarter except as noted)

                                                                     Dollar Amounts in Thousands     RCON Bil Mil Thou
1. Total deposits in domestic offices of the bank (sum of Memorandum items 1.a.(1) and 1.b.(1)       /////////////////
   must equal Schedule RC, item 13.a):                                                               /////////////////
   a. Deposit accounts of $100,000 or less:                                                          /////////////////
      (1) Amount of deposit accounts of $100,000 or less ........................................... 2702    3,905,416  M.1.a.(1)
      (2) Number of deposit accounts of $100,000 or less (to be                               Number /////////////////
          completed for the June report only)....................................  RCON 3779     N/A /////////////////  M.1.a.(2)
   b. Deposit accounts of more than $100,000:                                                        /////////////////
      (1) Amount of deposit accounts of more than $100,000.......................             Number 2710    1,712,579  M.1.b.(1)
      (2) Number of deposit accounts of more than $100,000.......................  RCON 2722   4,577 /////////////////  M.1.b.(2)
2. Estimated amount of uninsured deposits in domestic offices of the bank:
   a. An estimate of your bank's uninsured deposits can be determined by multiplying the number of deposit accounts of more than $100,000 reported in Memorandum item 1.b.(2) above by
      $100,000 and subtracting the result from the amount of deposit accounts of more than
      $100,000 reported in Memorandum item 1.b.(1) above.

      Indicate in the appropriate box at the right whether your bank has a method or procedure for           YES     No
      determining a better estimate of uninsured deposits than the estimate described above............ 6861      /// X  M.2.a.
   b. If the box marked YES has been checked, report the estimate of uninsured deposits               RCON Bil Mil Thou
      determined by using your bank's method or procedure.............................................5597          N/A  M.2.b.

Person to whom questions about the Reports of Condition and Income should be directed:                                C477<-

Barbara McKinney, Vice President                                                        (615) 781-7733
Name and Title (TEXT 8901)                                                              Area code and phone number (TEXT 8902)



Schedule RC-R--Risk-Based Capital

This schedule must be completed by all banks as follows: Banks that reported total assets of $1 billion or more in Schedule RC, item 12, for June 30, 1993, must complete items 2 through 9 and Memorandum item 1. Banks with assets of less than $1 billion must complete items 1 through 3 below or Schedule RC-R in its entirety, depending on their response to item 1 below.

                                                                                                          C480
1. Test for determining the extent to which Schedule RC-R must be completed. To be completed only by banks with total assets of less than $1 billion. Indicate in the appropriate
   box at the right whether the bank has total capital greater than or equal to eight percent            YES      NO
   of adjusted total assets................................................................    RCFD 6056     ////    1.


  For purposes of this test, adjusted total assets equals total assets less cash, U.S. Treasuries, U.S. Government agency obligations, and 80 percent of U.S. Government-sponsored agency obligations plus the allowance for loan and lease losses and selected off-balance sheet items as reported on Schedule RC-L see instructions).

  If the box marked YES has been checked, then the bank only has to complete items 2 and 3 below. If the box marked No has been checked, the bank must complete the remainder of this schedule.

  A NO response to item 1 does not necessarily mean that the bank's actual risk-based capital ratio is less than eight percent or that the bank is not in compliance with the risk-based capital guidelines.

                                                                                      (Column A)             (Column B)
                                                                                  Subordinated Debt (1)         Other
                                                                                    and Intermediate           Limited-
Items 2 and 3 are to be completed by all banks.                                      Term Preferred         Life Capital
                                                                                          Stock             Instruments
                                                     Dollar Amounts in Thousands  RCFD Bil Mil Thou       RCFD Bil Mil Thou
2. Subordinated debt(1) and other limited-life capital instruments (original      //////////////////      /////////////////
   weighted average maturity of at least five years) with a remaining             //////////////////      /////////////////
   maturity of:                                                                   //////////////////      /////////////////
   a. One year or less........................................................... 3780             0      3786            0  2.a.
   b. Over one year through two years............................................ 3781             0      3787            0  2.b.
   c. Over two years through three years......................................... 3782             0      3788            0  2.c.
   d. Over three years through four years........................................ 3783             0      3789            0  2.d.
   e. Over four years through five years......................................... 3784             0      3790            0  2.e.
   f. Over five years............................................................ 3785             0      3791            0  2.f.



3. Total qualifying capital (i.e., Tier 1 and Tier 2 capital) allowable under the risk-based             RCFD  Bil Mil Thou
   capital guidelines................................................................................... 3792       621,042  3.


                                                                                      (Column A)              (Column B)
Items 4-9 and Memorandum item 1 are to be completed                                     Assets              Credit Equiv-
by banks that answered NO to item 1 above and                                          Recorded              alent Amount
by banks with total assets of $1 billion or more.                                       on the              of Off-Balance
                                                                                     Balance Sheet         Sheet Items (2)

4. Assets and credit equivalent amounts of off-balance sheet items assigned        RCFD Bil Mil Thou     RCFD Bil Mil Thou
   to the Zero percent risk category:                                              /////////////////     /////////////////
   a. Assets recorded on the balance sheet:                                        /////////////////     /////////////////
      (1) Securities issued by, other claims on, and claims unconditionally        /////////////////     /////////////////
          guaranteed by, the U.S. Government and its agencies and other            /////////////////     /////////////////
          OECD central governments................................................ 3794      671,723     ///////////////// 4.a.(1)
      (2) All other............................................................... 3795      159,233     ///////////////// 4.a.(2)
   b. Credit equivalent amount of off-balance sheet items......................... /////////////////     3796          117 4.b.

(1) Exclude mandatory convertible debt reported in Schedule RC-M, item 7.e, "Total."
(2) Do not report in column B the risk-weighted amount of assets reported in column A.


                                                                         (Column A)                   (Column B)
                                                                           Assets                     Credit Equiv-
                                                                          Recorded                    alent Amount
                                                                           on the                    of Off-Balance
                                                                        Balance Sheet                Sheet Items(1)
                        Dollar Amounts in Thousands                   RCFD Bil Mil Thou             RCFD Bil Mil Thou
5. Assets and credit equivalent amounts of off-balance sheet          /////////////////             /////////////////
   items assigned to the 20 percent risk category:                    /////////////////             /////////////////
   a. Assets recorded on the balance sheet:                           /////////////////             //////////////////
      (1) Claims conditionally guaranteed by the U.S. Government      /////////////////             //////////////////
          and its agencies and other OECD central governments.......  3798       95,213             //////////////////  5.a.(1)
      (2) Claims collateralized by securities issued by the U.S.      /////////////////
          Government and its agencies and other OECD central          /////////////////
          governments; by securities issued by U.S. Government-       /////////////////
          sponsored agencies; and by cash on deposit................  3799       31,204             //////////////////  5.a.(2)
      (3) All other.................................................  3800    1,700,667             //////////////////  5.a.(3)
   b. Credit equivalent amount of off-balance sheet items             /////////////////             3801       221,079  5.b.
6. Assets and credit equivalent amounts of off-balance sheet items    /////////////////             //////////////////
   assigned to the 50 percent risk category:                          /////////////////             //////////////////
   a. Assets recorded on the balance sheet..........................  3802    1,007,608             //////////////////  6.a.
   b. Credit equivalent amount of off-balance sheet items...........  /////////////////             3803         1,302  6.b.
7. Assets and credit equivalent amounts of off-balance sheet items    /////////////////             //////////////////
   assigned to the 100 percent risk category:                         /////////////////             //////////////////
   a. Assets recorded on the balance sheet..........................  3804    4,009,027             //////////////////  7.a.
   b. Credit equivalent amount of off-balance sheet items...........  /////////////////             3805       818,100  7.b.
8. On-balance sheet asset values excluded from the calculation        /////////////////             //////////////////
   of the risk-based capital ratio(2)...............................  3806      (13,297)            //////////////////  8.
9. Total assets recorded on the balance sheet (sum of items 4.a,      /////////////////             //////////////////
   5.a, 6.a, 7.a, and 8, column A) (must equal Schedule RC,           /////////////////             //////////////////
   item 12 plus items 4.b and 4,c...................................  3807    7,661,378             //////////////////  9.



                                                                         (Column A)                   (Column B)
                                                                          Notional                    Replacement
                                                                         Principal                       Cost
Memorandum                                                                 Value                     (Market Value)
                        Dollar Amounts in Thousands                   RCFD Bil Mil Thou             RCFD Bil Mil Thou
1. Notional principal value and replacement cost of interest rate     /////////////////             /////////////////
   and foreign exchange rate contracts (in column B, report only      /////////////////             /////////////////
   those contracts with a positive replacement cost):                 /////////////////             /////////////////
   a. Interest rate contracts (exclude futures contracts)...........  /////////////////             3808       22,221   M.1.a.
      (1) With a remaining maturity of one year or less               3809      210,801             /////////////////   M.1.a.(1)
      (2) With a remaining maturity of over one year................  3810    1,528,293             /////////////////   M.1.a.(2)
   b. Foreign exchange rate contracts (exclude contracts with an      /////////////////             /////////////////
      original maturity of 14 days or less and futures contracts)...  /////////////////             3811          315   M.1.b
      (1) With a remaining maturity of one year or less.............  3812       23,606             /////////////////   M.1.b.(1)
      (2) With a remaining maturity of over one year................  3813        2,606             /////////////////   M.1.b.(2)


(1) Do not report in column B the risk-weighted amount of assets reported in column A.
(2) Until a final rule on the regulatory capital treatment of net unrealized holding gains (losses) on available-for-sale securities that is applicable to the reporting bank has taken effect, a bank that has adopted FASB Statement No. 115 should include the difference between the fair value and the amortized cost of its available-for-sale securities in item 8 and report the amortized cost of these securities in items 4 through 7 above.
    Item 8 also includes on-balance sheet asset values (or portions thereof) of off-balance sheet interest rate, foreign exchange rate, and commodity contracts and those contracts (e.g., futures contracts) not subject to risk-based capital. Exclude from item 8 margin accounts and accrued receivables as well as any portion of the allowance for loan and lease losses in excess of the amount that may be included in Tier 2 capital.

           Optional Narrative Statement Concerning the Amounts
             Reported in the Reports of Condition and Income
                at close of business on December 31, 1994


First American National Bank      Nashville                   ,  Tennessee
Legal Title of Bank               City                           State

The management of the reporting bank may, if it wishes, submit a brief narrative statement on the amounts reported in the Reports of Condition and Income. This optional statement will be made available to the public, along with the publicly available data in the Reports of Condition and Income, in response to any request for individual bank report data. However, the information reported in column A and in all of Memorandum item 1 of Schedule RC-N is regarded as confidential and will not be released to the public. BANKS CHOOSING TO SUBMIT THE NARRATIVE STATEMENT SHOULD ENSURE THAT THE STATEMENT DOES NOT CONTAIN THE NAMES OR OTHER IDENTIFICATIONS OF INDIVIDUAL BANK CUSTOMERS, REFERENCES TO THE AMOUNTS REPORTED IN THE CONFIDENTIAL ITEMS IN SCHEDULE RC-N, OR ANY OTHER INFORMATION THAT THEY
ARE NOT WILLING TO HAVE MADE PUBLIC OR THAT WOULD COMPROMISE THE PRIVACY
OF THEIR CUSTOMERS. Banks choosing not to make a statement may check the "No comment" box below and should make no entries of any kind in the space provided for the narrative statement; i.e., DO NOT enter in this space such phrases as "No statement," "Not applicable," "N/A," "No comment," and "None."

The optional statement must be entered on this sheet. The statement should not exceed 100 words. Further, regardless of the number of words, the statement must not exceed 750 characters, including punctuation, indentation, and standard spacing between words and sentences. If any submission should exceed 750 characters, as defined, it will be truncated at 750 characters with no notice to the submitting bank and the truncated statement will appear as the bank's statement both on agency computerized records and in computer-file releases to the public.

All information furnished by the bank in the narrative statement must be accurate and not misleading. Appropriate efforts shall be taken by the submitting bank to ensure the statement's accuracy. The statement must be signed, in the space provided below, by a senior officer of the bank who thereby attests to its accuracy.

If, subsequent to the original submission, material changes are submitted for the data reported in the Reports of Condition and Income, the existing narrative statement will be deleted from the files, and from disclosure; the bank, at its option, may replace it with a statement, under signature, appropriate to the amended data.

The optional narrative statement will appear in agency records and in release to the public exactly as submitted (or amended as described in the preceding paragraph) by the management of the bank (except for the truncation of statements exceeding the 750-character limit described above). THE STATEMENT WILL NOT BE EDITED OR SCREENED IN ANY WAY BY THE SUPERVISORY AGENCIES FOR ACCURACY OR RELEVANCE. DISCLOSURE OF THE STATEMENT SHALL NOT SIGNIFY THAT ANY FEDERAL SUPERVISORY AGENCY HAS VERIFIED OR CONFIRMED THE ACCURACY OF THE INFORMATION CONTAINED THEREIN. A STATEMENT TO THIS EFFECT WILL APPEAR ON ANY PUBLIC RELEASE OF THE OPTIONAL STATEMENT SUBMITTED BY THE MANAGEMENT OF THE REPORTING BANK.


No comment [X] (RCON 6979)                                         C471  C472

BANK MANAGEMENT STATEMENT (please type or print clearly):
(TEXT 6980)








                   Signature of Executive Officer of Bank    Date of Signature

                            THIS PAGE IS TO BE COMPLETED BY ALL BANKS

Name and Address of Bank                     OMB No. For  OCC:  1557-0081
                                             OMB No. For FDIC:  3064-0052
                                      OMB No. For Federal Reserve: 7100-0036
                                              Expiration Date:  7/31/95

  PLACE LABEL HERE                                  SPECIAL REPORT
                                             (Dollar Amounts in Thousands)


                                CLOSE OF BUSINESS  FDIC Certification
                                DATE                   NUMBER            C-700
                                    12/31/94          |0|4|9|5|6|

LOANS TO EXECUTIVE OFFICERS (Complete as of each Call Report Date)

The following information is required by Public Laws 90-44 and 102-242, but does not constitute a part of the Report of Condition. With each Report of Condition, these Laws require all banks to furnish a report of all loans or other extensions of credit to their executive officers made since the date of the previous Report of Condition. Data regarding individual loans or other extensions of credit are not required. If no such loans or other extensions of credit were made during the period, insert "none" against subitem (a). (Exclude the first $15,000 of indebtedness of each executive officer under bank credit card plan.) See Sections 215.2 and 215.3 of Title 12 of the Code of Federal Regulations (Federal Reserve Board Regulation O) for the definitions of "executive officer" and "extension of credit," respectively. Exclude loans and other extensions of credit to directors and principal shareholders who are not executive officers.


a. Number of loans made to executive officers since
   the previous Call Report date..................... RCFD 3561        1   a.
b. Total dollar amount of above loans (in thousands
   of dollars)....................................... RCFD 3562      232   b.
c. Range of interest charged on above loans
   (example: 9 3/4% = 9.75)...... RCFD 7701  6.50  % to  RCFD 7702  6.50  % c.





SIGNATURE AND TITLE OF OFFICER AUTHORIZED              DATE (Month, Day, Year)
       TO SIGN REPORT



NAME AND TITLE OF PERSON TO WHOM INQUIRIES             AREA CODE/PHONE NUMBER
      MAY BE DIRECTED (TEXT 8903)                            (TEXT 8904)

Barbara McKinney, Vice President                            (615) 781-7733

FDIC 8040/53 (9-94)